UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

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CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
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Soliciting Material Pursuant to ss.240.14a-12

PROVIDENT FINANCIAL SERVICES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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239 Washington Street Jersey City, New Jersey 07302

Dear Fellow Stockholder:

I am pleased to invite you to attend the 2016 Annual Meeting of Stockholders of Provident Financial Services, Inc., which will be held on Thursday, April 28, 2016, at 10:00 a.m., local time, at the DoubleTree by Hilton Newark Airport Hotel, 128 Frontage Road, Newark, New Jersey.

At our Annual Meeting you will be asked to elect three directors, approve on an advisory (non-binding) basis the compensation paid to our named executive officers, and ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2016.

Your vote is very important regardless of the number of shares you own. Whether or not you plan to attend the Annual Meeting, I encourage you to promptly submit your vote by Internet, telephone or mail, as applicable, to ensure that your shares are represented at our Annual Meeting.

On behalf of the board of directors, officers and employees of Provident Financial Services, Inc., I thank you for your continued support.

Sincerely,

Christopher Martin

Chairman, President and Chief Executive Officer

March 18, 2016

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Notice of Annual Meeting of Stockholders

Thursday, April 28, 2016

10:00 a.m. Local Time

DoubleTree by Hilton Newark Airport Hotel,
128 Frontage Road, Newark, New Jersey

NOTICE IS HEREBY GIVEN THAT the 2016 Annual Meeting of Stockholders of Provident Financial Services, Inc. will be held at the DoubleTree by Hilton Newark Airport Hotel, 128 Frontage Road, Newark, New Jersey, on Thursday, April 28, 2016, at 10:00 a.m., local time, to consider and vote upon the following matters:

1.	The election of three persons named in the attached Proxy Statement to serve as directors, each for a three-year term.

2.	An advisory (non-binding) vote to approve the compensation paid to our named executive officers.

3.	The ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2016.

4.	The transaction of such other business as may properly come before the Annual Meeting, and any adjournment or postponement of the Annual Meeting.

The board of directors of Provident Financial Services, Inc. established March 2, 2016 as the record date for determining the stockholders who are entitled to notice of, and to vote at the Annual Meeting and any adjournment or postponement of the Annual Meeting.

Your vote is very important. Please submit your proxy as soon as possible via the Internet, telephone or mail, as applicable. Stockholders of record who attend the Annual Meeting may vote in person, even if they have previously mailed or delivered a signed proxy or voted by Internet or telephone.

Jersey City, New Jersey
March 18, 2016	By Order of the Board of Directors

John Kuntz, Esq.
Corporate Secretary

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Internet Availability of Proxy Materials

We are relying upon a U.S. Securities and Exchange Commission rule that allows us to furnish proxy materials to stockholders over the Internet. As a result, beginning on or about March 18, 2016, we sent by mail or e-mail a Notice Regarding the Availability of Proxy Materials containing instructions on how to access our proxy materials, including our Proxy Statement and Annual Report to Stockholders, over the Internet and how to vote. Internet availability of our proxy materials is designed to expedite receipt by stockholders and lower the cost and environmental impact of our Annual Meeting. However, if you received such a notice and would prefer to receive paper copies of our proxy materials, please follow the instructions included in the Notice Regarding the Availability of Proxy Materials.

If you received your proxy materials via e-mail, the e-mail contains voting instructions, including a control number required to vote your shares, and links to the Proxy Statement and the Annual Report to Stockholders on the Internet. If you received your proxy materials by mail, the Notice of Annual Meeting, Proxy Statement, Proxy Card and Annual Report to Stockholders are enclosed.

If you hold our common stock through more than one account, you may receive multiple copies of these proxy materials and will have to follow the instructions for each in order to vote all of your shares of our common stock.

Important Notice Regarding the Availability of Proxy Materials
For the 2016 Annual Meeting of Stockholders to be Held on April 28, 2016:
Our Proxy Statement and 2015 Annual Report to Stockholders are available at
www.proxyvote.com

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GENERAL INFORMATION

The board of directors of Provident Financial Services, Inc. (“Provident” or “company”) is soliciting proxies for our 2016 Annual Meeting of Stockholders, and any adjournment or postponement of the meeting (“Annual Meeting”). The Annual Meeting will be held on Thursday, April 28, 2016 at 10:00 a.m., local time, at the DoubleTree by Hilton Newark Airport Hotel, 128 Frontage Road, Newark, New Jersey.

A Notice Regarding the Availability of Proxy Materials is first being sent to stockholders of Provident on March 18, 2016.

The 2016 Annual Meeting of Stockholders

Date, Time and Place: Our Annual Meeting of Stockholders will be held on April 28, 2016, 10:00 a.m., local time, at the DoubleTree by Hilton Newark Airport Hotel, 128 Frontage Road, Newark, New Jersey.

Record Date: March 2, 2016.

Shares Entitled to Vote: 65,958,811 shares of Provident common stock were outstanding on the record date and are entitled to vote at the Annual Meeting.

Purpose of the Annual Meeting: To consider and vote on the election of three directors, an advisory (non-binding) vote to approve the compensation paid to our named executive officers, and the ratification of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2016.

Vote Required: Directors are elected by a plurality of votes cast, without regard to either broker non-votes or proxies as to which authority to vote for the nominees proposed is withheld. The advisory vote to approve executive compensation and the ratification of KPMG LLP as our independent registered public accounting firm are each determined by a majority of the votes cast, without regard to broker non-votes or proxies marked “ABSTAIN.”

Board Recommendation: Our board of directors unanimously recommends that stockholders vote “FOR” each of the nominees for director listed in this Proxy Statement, “FOR” approval of the compensation paid to our named executive officers, and “FOR” the ratification of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2016.

Provident: Provident is a Delaware corporation and the bank holding company for The Provident Bank, an FDIC-insured New Jersey-chartered capital stock savings bank that operates a network of full-service branch offices throughout northern and central New Jersey and eastern Pennsylvania. Provident had $8.91 billion in total assets at December 31, 2015. Our principal executive offices are located at 239 Washington Street, Jersey City, New Jersey 07302. Our telephone number is (732) 590-9200.

Who Can Vote

March 2, 2016 is the record date for determining the stockholders of record who are entitled to vote at the Annual Meeting. On March 2, 2016, 65,958,811 shares of Provident common stock, par value of $0.01 per share, were outstanding and held by approximately 5,300 holders of record. The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares of our common stock is necessary to constitute a quorum at the Annual Meeting.

How Many Votes You Have

Each holder of shares of our common stock outstanding on March 2, 2016 will be entitled to one vote for each share held of record. However, our certificate of incorporation provides that stockholders of record who beneficially own in excess of 10% of the then outstanding shares of our common stock are not entitled to vote any of the shares held in excess of that 10% limit. A person or entity is deemed to beneficially own shares that are owned by an affiliate of, as well as by any person acting in concert with, such person or entity.

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Matters to Be Considered

The purpose of the Annual Meeting is to elect three directors, vote on an advisory basis on executive compensation, and ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2016. We may adjourn or postpone the Annual Meeting for the purpose of allowing additional time to solicit proxies.

Our board of directors is not aware of any other matters that may be presented for consideration at the Annual Meeting. If other matters properly come before the Annual Meeting, we intend that shares represented by properly submitted proxies will be voted, or not voted, by the persons named as proxies in their best judgment.

How to Vote

You may vote your shares:

•	In person at the Annual Meeting. All stockholders of record may vote in person at the Annual Meeting. Beneficial owners may vote in person if they have a legal proxy from their bank or broker.

•	By telephone or Internet (see the instructions at www.proxyvote.com). Beneficial owners may also vote by telephone or Internet if their bank or broker makes those methods available, in which case the bank or broker will include the instructions with the proxy materials.

•	By written proxy. All stockholders of record can vote by written proxy card. If you received a printed copy of this Proxy Statement, you may vote by signing, dating and mailing the enclosed Proxy Card, or if you are a beneficial owner, you may request a voting instruction form from your bank or broker.

If you return an executed Proxy Card without marking your instructions, your executed Proxy Card will be voted “FOR” the election of the three nominees for director, “FOR” approval of the executive compensation paid to our named executive officers, and “FOR” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2016.

Participants in Provident Benefit Plans

If you are a participant in our Employee Stock Ownership Plan or 401(k) Plan, or any other benefit plans sponsored by us through which you own shares of our common stock, you will have received a Notice Regarding the Availability of Proxy Materials by e-mail. Under the terms of these plans, the trustee or administrator votes all shares held by the plan, but each participant may direct the trustee or administrator how to vote the shares of our common stock allocated to his or her plan account. If you own shares through any of these plans and you do not vote by April 24, 2016, the respective plan trustees or administrators will vote your shares in accordance with the terms of the respective plans.

Quorum and Vote Required

The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares of our common stock is necessary to constitute a quorum at the Annual Meeting. Abstentions and broker non-votes (unvoted proxies submitted by a bank or broker) will be counted for the purpose of determining whether a quorum is present.

Directors are elected by a plurality of votes cast, without regard to either broker non-votes or proxies as to which authority to vote for the nominees proposed is “Withheld.” The advisory vote on executive compensation and the ratification of the appointment of our independent registered public accounting firm are each determined by a majority of the votes cast, without regard to broker non-votes or proxies marked “Abstain.”

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Revocability of Proxies

You may revoke your proxy at any time before the vote is taken at the Annual Meeting. You may revoke your proxy by:

•	submitting a written notice of revocation to the Corporate Secretary of Provident prior to the voting of such proxy;

•	submitting a properly executed proxy bearing a later date;

•	voting again by telephone or Internet (provided such new vote is received on a timely basis); or

•	voting in person at the Annual Meeting; however, simply attending the Annual Meeting without voting will not revoke an earlier proxy.

Written notices of revocation and other communications regarding the revocation of your proxy should be addressed to:

Provident Financial Services, Inc.

100 Wood Avenue South

P.O. Box 1001

Iselin, New Jersey 08830-2727

Attention: John Kuntz

Corporate Secretary

If your shares are held in street name, you should follow your bank’s or broker’s instructions regarding the revocation of proxies.

Solicitation of Proxies

Provident will bear the entire cost of soliciting proxies from you. In addition to solicitation of proxies by mail, we will request that banks, brokers and other holders of record send proxies and proxy materials to the beneficial owners of our common stock and secure their voting instructions, if necessary. We will reimburse such holders of record for their reasonable expenses in taking those actions. Laurel Hill Advisory Group, LLC will assist us in soliciting proxies, and we have agreed to pay them a fee of $7,000 plus reasonable expenses for their services. If necessary, we may also use several of our employees, who will not be specially compensated, to solicit proxies from stockholders, personally or by telephone, facsimile, e-mail or letter.

Householding

Unless you have provided us contrary instructions, we have sent a single copy of these proxy materials to any household at which one or more stockholders reside if we believe the stockholders are members of the same household. Each stockholder in the household will receive a separate Proxy Card. This process, known as “householding,” reduces the volume of duplicate information received by you and helps reduce our expenses. If you would like to receive your own set of proxy materials, please follow these instructions:

•	If your shares are registered in your own name, contact our transfer agent and inform them of your request to revoke householding by calling them at 1-888-542-1061, or by writing them at Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, New York 11717, Attention: Householding Department.

•	If a bank, broker or other nominee holds your shares, contact your bank, broker or other nominee directly.

Recommendation of the Board of Directors

Your board of directors unanimously recommends that you vote “FOR” each of the nominees for director listed in this Proxy Statement, “FOR” approval of the compensation paid to our named executive officers, and “FOR” the ratification of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2016.

Security Ownership of Certain Beneficial Owners and Management

Persons and groups who beneficially own in excess of five percent of Provident’s issued and outstanding shares of common stock are required to file certain reports with the Securities and Exchange Commission regarding such beneficial ownership. The following table shows, as of March 2, 2016, certain information as to persons who beneficially own more than five percent of the issued and outstanding shares of our common stock. We know of no persons, except as listed below, who beneficially owned more than five percent of the issued and outstanding shares of our common stock as of March 2, 2016.

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Principal Stockholders

Name and Address of Beneficial Owner	Number of Shares Owned and Nature of Beneficial Ownership		Percent of Shares of Common Stock Outstanding(1)
The Provident Bank Employee Stock Ownership Plan Trust GreatBanc Trust Company, Trustee 801 Warrenville Road, Suite 500 Lisle, Illinois 60532	4,226,901	(2)	6.4%
Dimensional Fund Advisors LP Building One 6300 Bee Cave Road Austin, Texas 78746	5,586,592	(3)	8.5%
BlackRock, Inc. 55 East 52nd Street New York, New York 10055	5,887,829	(4)	8.9%
The Vanguard Group 100 Vanguard Boulevard Malvern, Pennsylvania 19355	4,377,960	(5)	6.6%
(1)	Based on 65,958,811 shares of Provident common stock outstanding as of March 2, 2016.
(2)	This information is based on Amendment No. 12 to Schedule 13G filed with the Securities and Exchange Commission on February 1, 2016 by GreatBanc Trust Company, as Trustee on behalf of The Provident Bank Employee Stock Ownership Plan Trust. According to the filing, The Provident Bank Employee Stock Ownership Plan Trust had: (i) sole power to vote or direct the vote of 2,652,047 shares of Provident common stock; (ii) shared power to vote or direct the vote of 1,574,854 shares of Provident common stock; (iii) sole power to dispose or direct the disposition of 4,147,582 shares of Provident common stock; and (iv) shared power to dispose or direct the disposition of 73,319 shares of Provident common stock.
(3)	This information is based on Amendment No. 8 to Schedule 13G filed with the Securities and Exchange Commission on February 9, 2016 by Dimensional Fund Advisors LP.
(4)	This information is based on Amendment No. 6 to Schedule 13G filed with the Securities and Exchange Commission on January 27, 2016 by BlackRock, Inc.
(5)	This information is based on Amendment No. 4 to Schedule 13G filed with the Securities and Exchange Commission on February 10, 2016 by The Vanguard Group, Inc.

Management

The following table shows certain information about shares of our common stock owned by each nominee for election as director, each incumbent director, each named executive officer identified in the summary compensation table included elsewhere in this Proxy Statement, and all nominees, incumbent directors and executive officers as a group, as of March 2, 2016.

Name	Position(s) held with Provident Financial Services, Inc. and/or The Provident Bank	Shares Owned Directly and Indirectly(1)		Shares Subject to Stock Options(2)	Beneficial Ownership	Percent of Class(3)	Unvested Stock Awards included in Beneficial Ownership
Nominees
Thomas W. Berry	Director	81,426		8,000	89,426	*	—
Frank L. Fekete	Director	72,776		3,000	75,776	*	—
Matthew K. Harding	Director	19,926		—	19,926	*	—
Incumbent Directors
Laura L. Brooks	Director	44,234		15,000	59,234	*	—
Terence Gallagher	Director	31,926		—	31,926	*	—
Carlos Hernandez	Director	77,475		5,000	82,475	*	—
Thomas B. Hogan Jr.(4)	Director	35,926		—	35,926	*	—
Christopher Martin	Chairman, President and Chief Executive Officer	473,724	(5)	314,317	788,041	1.2%	3,000
Edward O’Donnell	Director	86,412		5,000	91,412	*	—
John Pugliese	Director	89,402		—	89,402	*	—

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Name	Position(s) held with Provident Financial Services, Inc. and/or The Provident Bank	Shares Owned Directly and Indirectly(1)	Shares Subject to Stock Options(2)	Beneficial Ownership	Percent of Class(3)	Unvested Stock Awards included in Beneficial Ownership
Executive Officers Who are Not Directors
Donald W. Blum**	Executive Vice President and Chief Lending Officer	81,098	61,641	142,739	*	4,594
John Kuntz	Executive Vice President and Chief Administrative Officer	82,925	49,845	132,770	*	4,837
Thomas M. Lyons	Executive Vice President and Chief Financial Officer	108,688	26,722	135,410	*	5,189
James D. Nesci**	Executive Vice President and Chief Wealth Management Officer	26,335	26,598	52,933	*	4,480
All directors and executive officers as a group (20 persons)		1,593,733	590,927	2,184,660	3.3%	43,872
*	Less than 1%
**	Not officers of Provident Financial Services, Inc.
(1)	The amounts shown for executive officers include shares held in our 401(k) Plan and shares allocated to the executive officer in our Employee Stock Ownership Plan (“ESOP”) as follows:

Name	401(k) Plan Shares	ESOP Shares
Christopher Martin	135,323	11,741
Donald W. Blum	5,414	15,414
John Kuntz	2,096	15,143
Thomas M. Lyons	33,707	10,073
James D. Nesci	13,291	4,335
All executive officers as a group (11 persons)	217,708	104,021
(2)	Includes shares underlying stock options that are presently exercisable or will become exercisable within 60 days of March 2, 2016.
(3)	Based on 65,958,811 shares of Provident common stock outstanding as of March 2, 2016. Shares subject to stock options that are presently exercisable or will become exercisable within 60 days of March 2, 2016 are deemed outstanding for computing the percentage ownership of the person holding such stock options, but are not deemed outstanding for purposes of computing the percentage ownership of other persons.
(4)	Mr. Hogan’s term of office will expire as of the date of the Annual Meeting and he will retire from the board of directors.
(5)	Includes 17,785 shares held by Mr. Martin in the First Savings Bank Directors’ Deferred Fee Plan.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and anyone holding 10% or more of our common stock (reporting persons) to file reports with the Securities and Exchange Commission showing the holdings of, or transactions in, our common stock. Based solely on a review of copies of such reports, and written representations from each such reporting person that no other reports are required, we believe that in 2015 all reporting persons filed the required reports on a timely basis under Section 16(a), except for a filing disclosing the sale of shares of Provident common stock that was made two days late on behalf of Janet Krasowski, an executive officer of The Provident Bank.

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Proposal 1 Election of Directors

General

Our board of directors currently consists of ten members and is divided into three classes, with one class of directors elected each year. Each of the members of our board of directors also serves as a director of The Provident Bank. Directors are elected to serve for a three-year term and until their respective successors shall have been elected and qualified. A director is not eligible to be elected or appointed to either board of directors after reaching age 73. As of the Annual Meeting, the term of office of Mr. Hogan will expire and he will retire from the board of directors, and the board of directors will consist of nine members.

Three directors will be elected at the Annual Meeting to serve for a three-year term and until their respective successors shall have been elected and qualified. On the recommendation of our Governance/Nominating Committee, our board of directors nominated Thomas W. Berry, Frank L. Fekete and Matthew K. Harding for election as directors at the Annual Meeting.

All of the nominees for election at the Annual Meeting currently serve as directors of Provident and The Provident Bank, and each of them was previously elected by our stockholders. No arrangements or understandings exist between any nominee and any other person pursuant to which any such nominee was selected. Unless authority to vote for the nominees is withheld, it is intended that the shares represented by each fully executed Proxy Card will be voted “FOR” the election of all nominees.

Each of the nominees has consented to be named a nominee. In the event that any nominee is unable to serve as a director, the persons named as proxies will vote with respect to a substitute nominee designated by our current board of directors. At this time, we know of no reason why any of the nominees would be unable or would decline to serve, if elected.

The Board of Directors Recommends a Vote “FOR” The Election of the Nominees for Director Named in this Proxy Statement.

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Board of Directors

Our board of directors is comprised of individuals with considerable and varied business experiences, backgrounds, skills and qualifications. Collectively, they have a strong knowledge of our company’s business and markets and are committed to enhancing long-term stockholder value. Our Governance/Nominating Committee is responsible for identifying and selecting director candidates who meet the evolving needs of our board of directors. Director candidates must have the highest personal and professional ethics and integrity. Additional criteria weighed by the Governance/ Nominating Committee in the director identification and selection process include the relevance of a candidate’s experience to our business, enhancement of the diversity of experience of our board, the candidate’s independence from conflict or direct economic relationship with our company, and the candidate’s ability and willingness to devote the proper time to prepare for and attend meetings. The Governance/Nominating Committee also takes into account whether a candidate satisfies the criteria for independence under our Independence Standards and the New York Stock Exchange listing standards, and if a nominee is sought for service on the Audit Committee, the financial and accounting expertise of a candidate, including whether the candidate qualifies as an Audit Committee financial expert. While the Governance/Nominating Committee does not have a formal policy respecting diversity on our board of directors, consideration is given to nominating persons with different perspectives and experience to enhance the deliberation and strategic decision-making processes of our board of directors.

The following table states our directors’ names, their ages as of March 2, 2016, the years they began serving as directors, and the years their current term expires.

Name	Position(s) held with Provident Financial Services, Inc. and The Provident Bank	Age	Director Since(1)		Expiration of Term
Nominees
Thomas W. Berry	Director	68	2005		2016
Frank L. Fekete	Director	64	1995		2016
Matthew K. Harding	Director	52	2013		2016
Incumbent Directors
Laura L. Brooks	Director	63	2006		2017
Terence Gallagher	Director	60	2010		2017
Carlos Hernandez	Director	66	1996		2017
Thomas B. Hogan Jr.	Director	70	2010		2016	(2)
Christopher Martin	Chairman, President and Chief Executive Officer	59	2005		2018
Edward O’Donnell	Director	65	2002		2018
John Pugliese	Director	56	2014	(3)	2018
(1)	Includes initial appointment to the board of directors of The Provident Bank, the wholly owned subsidiary of Provident.
(2)	Mr. Hogan will retire at the end of his current term.
(3)	Mr. Pugliese’s service as a director of Team Capital Bank, acquired by Provident in 2014, commenced in 2009.

The business experience of each of our continuing directors and the nominees for election as directors and directorships held by them with other public companies during the past five years, as well as their qualifications, attributes and skills that led our board of directors to conclude that each such person should serve as a director are as follows:

Thomas W. Berry

Director Since 2005

Age 68

Mr. Berry retired from investment banking in 1998 after a 26-year career with Goldman Sachs & Co. where he served as a partner since 1986. Mr. Berry is a director of the Hyde and Watson Foundation. He has an extensive financial background and considerable experience in investment banking, as well as a strong knowledge of the capital markets, which are valuable to our board of directors in its assessment of Provident’s sources and uses of capital.

Laura L. Brooks

Director Since 2006

Age 63

Ms. Brooks is retired. She previously served as Vice President-Risk Management and Chief Risk Officer of PSEG in Newark, New Jersey since November 2002. Prior to November 2002, she was Vice President-Risk Management of PG&E in San Francisco, California. She serves on the Advisory Board for the Enterprise Risk Management Program at North Carolina State University and for the Quantitative Finance Program at Rutgers University. She is a former member of the board of directors of the National Association of Corporate Directors-New Jersey Chapter, and Chair of the board of trustees of Philip’s Education Partners. Ms. Brooks’ extensive background in enterprise risk management provides a valuable resource to our board of directors in meeting its responsibility for risk management oversight.

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Frank L. Fekete

Director Since 1995

Age 64

Mr. Fekete is a certified public accountant and the Managing Partner of the accounting firm of Mandel, Fekete & Bloom, CPAs, located in Jersey City, New Jersey. He serves on the board of trustees of St. Peter’s University, Hackensack University Health Network, and John Cabot University, Rome, Italy. He has over 35 years of public accounting experience, including supervision of audits of public companies. This experience benefits our board of directors in its oversight of financial reporting and disclosure issues, and Mr. Fekete qualifies as an Audit Committee financial expert.

Terence Gallagher

Director Since 2010

Age 60

Mr. Gallagher is President and a member of the board of directors of Battalia Winston, a national executive search firm headquartered in New York, New York. He has served on the Americas Board for the Association of Executive Search Consulting Firms and the Advisory Committee for the National Association of Corporate Directors-New Jersey Chapter. Mr. Gallagher’s considerable background in human resources, management succession planning, executive recruitment and retention and executive compensation provides our board of directors valuable experience.

Matthew K. Harding

Director Since 2013

Age 52

Mr. Harding is President and Chief Operating Officer and a member of the board of directors of Levin Management Corporation, a leading retail real estate services firm. Prior to 2001, he served as the firm’s Senior Vice President and Deputy Chief Operating Officer. Mr. Harding serves as Vice President of The Philip and Janice Levin Foundation. Mr. Harding’s considerable experience provides our board of directors with a comprehensive understanding of the real estate market from a competitive and a credit risk perspective.

Carlos Hernandez

Director Since 1996

Age 66

Mr. Hernandez is retired. He previously served as President of New Jersey City University, located in Jersey City, New Jersey. As a local civic leader, he has served, and continues to serve on many local not-for-profit boards and brings to our board of directors an extensive knowledge of local markets and the communities served by Provident.

Christopher Martin

Director Since 2005

Age 59

Mr. Martin has served as Chairman since April 2010 and as President and Chief Executive Officer of Provident and The Provident Bank since September 2009. Prior to that time, he was President and Chief Operating Officer of The Provident Bank since January 2007, and he was President of Provident and The Provident Bank since July 2004. He serves on the board of directors of the Federal Home Loan Bank of New York. Mr. Martin’s extensive banking experience and knowledge of financial markets enhance the breadth of experience of our board of directors.

Edward O’Donnell

Director Since 2002

Age 65

Mr. O’Donnell is retired. He previously served as President of Tradelinks Transport, Inc., a transportation consulting company located in Westfield, New Jersey from 1999 to 2012. Previously, he was the Director and Executive Vice President of NPR, Inc. (Navieras de Puerto Rico), a transportation company located in Edison, New Jersey. Mr. O’Donnell’s business experience in sales, marketing and the capital markets provides a broad business perspective to our board of directors.

John Pugliese

Director Since 2014

Age 56

Mr. Pugliese is President of Motors Management Corporation which provides management oversight and direction to one of the top automobile dealership groups in the country. Prior to that, he served as EVP and Head of Retail Banking for the Bank of New York Mellon. Mr. Pugliese serves as Chairman of the board of directors of Buzz Points (formerly Fisoc, Inc.,) a company that provides services and products to community banks and credit unions. He formerly served on the board of directors of Vertose Company Ltd. He previously served as Chairman of the Better Business Bureau of Metropolitan New York, and as Chairman of Team Capital Bank, as well as on the Board of Regents of St. Peter’s University. Mr. Pugliese’s extensive banking and management experience and knowledge of the retail credit markets enhances the overall experience and qualifications of our board of directors.

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Executive Officers

The business experience of each of Provident’s executive officers who are not directors is as follows:

Donald W. Blum

Age 59

Mr. Blum, age 59, has been Executive Vice President and Chief Lending Officer of The Provident Bank since January 2005. He previously served as Senior Vice President and Chief Lending Officer of The Provident Bank since December 2001.

James A. Christy

Age 48

Mr. Christy, age 48, has been Senior Vice President and Chief Risk Officer of The Provident Bank since January 2012 and previously served as Senior Vice President & General Auditor since January 2009. He was First Vice President and General Auditor since May 2005 and he was Vice President and General Auditor since September 2001.

Brian Giovinazzi

Age 61

Mr. Giovinazzi, age 61, has been Executive Vice President and Chief Credit Officer of The Provident Bank since December 2008, and prior to that, he was Executive Vice President-Corporate Administration since April 2007. Prior to that time, he was President and Chief Executive Officer of First Morris Bank & Trust and a member of its board of directors.

Janet D. Krasowski

Age 63

Ms. Krasowski, age 63, has been Executive Vice President and Chief Human Resources Officer of The Provident Bank since January 2012 and prior to that time she was Senior Vice President and Chief Human Resources Officer of The Provident Bank since May 2006.

John Kuntz

Age 60

Mr. Kuntz, age 60, has been Executive Vice President, General Counsel and Corporate Secretary of Provident since January 2003, and has been Executive Vice President and Chief Administrative Officer of The Provident Bank since February 2016. Prior to that time he served as Executive Vice President, Chief Administrative Officer and General Counsel of The Provident Bank since January 2011, and prior to that time Executive Vice President and General Counsel since May 2005. He formerly served as Senior Vice President and General Counsel of The Provident Bank since November 2002, and Vice President and General Counsel of The Provident Bank since September 2001.

Thomas M. Lyons

Age 51

Mr. Lyons, age 51, has been Executive Vice President and Chief Financial Officer of Provident and The Provident Bank since January 2011. Prior to that time he was Senior Vice President and Chief Financial Officer of Provident and The Provident Bank since September 2009, and previously was First Vice President and Chief Accounting Officer of The Provident Bank since February 2005 and First Vice President, Finance of The Provident Bank since July 2004.

Frank S. Muzio

Age 62

Mr. Muzio, age 62, has been Senior Vice President and Chief Accounting Officer of The Provident Bank since January 2011. Prior to that time, he was First Vice President and Chief Accounting Officer of The Provident Bank since June 2010. Prior to joining The Provident Bank, he was Senior Vice President and Controller for the New York Division of Sovereign Bank since June 2006.

James D. Nesci

Age 43

Mr. Nesci, age 43, has been President of Beacon Trust Company, a wholly owned subsidiary of The Provident Bank, since August 2011 and Executive Vice President and Chief Wealth Management Officer of The Provident Bank since January 2013, and Senior Vice President and Chief Wealth Management Officer since March 2009. Prior to that time, he served as Chief Operating Officer of National Wealth Management for Wilmington Trust Corporation.

Jack Novielli

Age 56

Mr. Novielli, age 56, has been Executive Vice President and Chief Information Officer of The Provident Bank since December 2008. Prior to that time, he was Senior Vice President and Chief Information Officer of The Provident Bank since January 2006, and previously was First Vice President and Chief Information Officer of The Provident Bank.

Michael A. Raimonde

Age 63

Mr. Raimonde, age 63, has been Executive Vice President and Director of Retail Banking of The Provident Bank since January 2011. Prior to that time he was Senior Vice President and Director of Retail Banking of The Provident Bank since April 2007. He was Executive Vice President of the Community Banking Division and Market President of the New York Retail System of Sovereign Bank prior to that time.

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Corporate Governance Matters

We are committed to maintaining sound corporate governance principles and the highest standards of ethical conduct and we are in compliance with applicable corporate governance laws and regulations.

Board of Directors Meetings and Committees

Our board of directors meets quarterly, or more often as may be necessary. The board of directors met nine times in 2015. There are four standing committees of the board of directors: the Audit, Compensation, Risk and Governance/Nominating Committees. The board of directors of The Provident Bank meets monthly at least 11 times a year, as required by New Jersey banking law.

All directors attended no fewer than 75% of the total number of meetings held by the board of directors and all committees of the board on which they served (during the period they served) in 2015. When the Provident and The Provident Bank board of directors and committee meetings are aggregated, all directors attended no fewer than 75% of the aggregated total number of meetings in 2015. We have a policy requiring each director to attend the Annual Meeting of Stockholders. All persons serving on the board of directors at the time of the Annual Meeting of Stockholders held on April 23, 2015 attended the meeting.

Board Leadership Structure

Our board of directors believes that combining the Chairman and Chief Executive Officer positions, together with the appointment of an independent Lead Director is the appropriate board leadership structure for our company. Thomas B. Hogan Jr. currently serves as the Lead Director. Upon Mr. Hogan’s retirement from the board of directors following the Annual Meeting, the board of directors will appoint a new independent Lead Director. Our board of directors believes that the Chief Executive Officer is most knowledgeable about our business and corporate strategy, and is in the best position to lead the board of directors, especially in relation to its oversight of corporate strategy formation and execution. Management accountability and our board’s independence from management are best served by maintaining a super majority of independent directors, electing an independent Lead Director, and maintaining standing board committees that are comprised of independent leadership and members. The Lead Director plays an important role on our board of directors and has the following responsibilities:

•	Schedules executive sessions of the non-management directors without management present at least twice each year and advises the Chairman and Chief Executive Officer of the schedule for such executive sessions.

•	With input from the non-management directors, develops agendas for, and presides over the executive sessions. The Lead Director provides the Chairman and Chief Executive Officer with timely feedback from the executive sessions where appropriate.

•	Acts as the principal liaison between the non-management directors and the Chairman and Chief Executive Officer on issues relating to the working relationship between our board and management, including providing input as to the quality and timeliness of information provided by management to ensure that the conduct of board meetings allows adequate time for discussion of important issues and that appropriate information is made available to our board on a timely basis.

•	Provides input to the Chairman and Chief Executive Officer regarding board meeting agendas and meeting materials based on requests from the non-management directors.

•	Attends board committee meetings as a non-member at the invitation of the respective committee chair.

Risk Oversight/Risk Committee

Our entire board of directors is engaged in risk management oversight. A separate standing Risk Committee of the board facilitates our board’s risk oversight responsibilities. The current members of the Risk Committee are: Ms. Brooks (Chair) and Messrs. Berry, Harding and O’Donnell. Each member of the Risk Committee is considered independent as defined in the New York Stock Exchange corporate governance listing standards. The Risk Committee’s charter is posted on the “Governance Documents” section of the “Investor Relations” page of The Provident Bank’s website at www.providentnj.com. The Committee met seven times during 2015.

The Risk Committee oversees the overall risk management activities employed by management in pursuit of:

•	maintaining an effective culture of discipline that provides proper guidance and support for a sound, effective and coordinated enterprise risk management process designed to identify potential events that may affect our business and to appropriately manage risks in order to provide reasonable assurance that our stated objectives will be achieved; and

•	identifying potential emerging risks in a routine and systematic manner, assessing the implications of those risks to our business, and managing those risks in a manner consistent with reducing the probability of their occurrence and potential consequences to our company to an acceptable level.

Our Risk Committee receives regular reports from management and other standing board committees regarding relevant risks and the actions taken by management to adequately address those risks.

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Corporate Governance Principles

Our board of directors has adopted Corporate Governance Principles which are posted on the “Governance Documents” section of the “Investor Relations” page of The Provident Bank’s website at www.providentnj.com. These Corporate Governance Principles cover the general operating policies and procedures followed by our board of directors including:

•	establishing the size and composition of our board of directors and the desired qualifications of directors;

•	setting a minimum stock ownership requirement for directors at an amount having a value equal to five times a director’s annual cash retainer;

•	providing for director orientation, continuing education and an annual performance assessment of our board of directors;

•	selecting board committee membership; and

•	reviewing annual compensation paid to the non-management directors.

The Corporate Governance Principles provide for our board of directors to meet in regularly scheduled executive sessions without management at least two times a year. Five executive sessions were conducted in 2015. The Lead Director presided over these executive sessions conducted by the non-management directors, all of whom are independent.

Director Independence

The New York Stock Exchange rules provide that a director does not qualify as independent unless the board of directors affirmatively determines that the director has no direct or indirect material relationship with the company. The New York Stock Exchange rules require our board of directors to consider all relevant facts and circumstances in determining the materiality of a director’s relationship with Provident and permit the board of directors to adopt and disclose standards to assist the board in making independence determinations. Accordingly, our board of directors has adopted Independence Standards to assist the board in determining whether a director has a material relationship with the company. These Independence Standards, which should be read with the New York Stock Exchange rules, are available on the “Governance Documents” section of the “Investor Relations” page of The Provident Bank’s website at www.providentnj.com.

Our board of directors conducted an evaluation of director independence, based on the Independence Standards and the New York Stock Exchange rules. In connection with this review, our board of directors considered relevant facts and circumstances relating to relationships that each director and his or her immediate family members and their related interests had with Provident.

After its evaluation, our board of directors affirmatively determined that Messrs. Berry, Fekete, Gallagher, Harding, Hernandez, Hogan, O’Donnell, and Pugliese and Ms. Brooks is each an independent director. The board of directors determined that Mr. Martin is not independent because he has served as a Provident executive in the last three years.

Governance/Nominating Committee

The current members of our Governance/Nominating Committee are: Messrs. Hernandez (Chair), Berry, Fekete, and Gallagher. Each member of the Committee is considered independent as defined in the New York Stock Exchange corporate governance listing standards. The Committee’s charter is posted on the “Governance Documents” section of the “Investor Relations” page of The Provident Bank’s website at www.providentnj.com. The Committee met five times during 2015.

The functions of our Governance/Nominating Committee include, among other things:

•	evaluating and making recommendations to the board concerning the number of directors and committee assignments;

•	establishing the qualifications, relevant background, and selection criteria for board members;

•	making recommendations to the board concerning board nominees;

•	conducting evaluations of the effectiveness of the operation of the board;

•	developing and maintaining corporate governance principles;

•	recommending revisions to the code of business conduct and ethics;

•	making recommendations to the board regarding director orientation and continuing education; and

•	evaluating the Governance/Nominating Committee’s performance on an annual basis.

Our Governance/Nominating Committee identifies nominees for director by first assessing the performance, qualifications and skills of the current members of our board of directors willing to continue service. Current members of the board with skills and experience that are relevant to our business and who are willing to continue service are first considered for re-nomination, balancing the value of continuity of service by existing members of the board with that of obtaining a new perspective. If a vacancy should exist on our board, or if the size of the board is increased, the Committee will solicit suggestions for director candidates from all board members. In addition, the Committee is authorized by its charter to engage a third party to assist in the identification of director nominees. Persons under consideration to serve on our board of directors must have the highest personal and professional ethics and integrity.

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Procedures for the Recommendation of Directors by Stockholders

If a determination is made that an additional candidate is needed for our board, the Governance/Nominating Committee will consider candidates properly submitted by our stockholders. Stockholders can submit the names of qualified candidates for director by writing to the Corporate Secretary at Provident Financial Services, Inc., 100 Wood Avenue South, P.O. Box 1001, Iselin, New Jersey 08830-2727. The Corporate Secretary must receive a submission not less than 120 days prior to the date of Provident’s proxy materials for the preceding year’s Annual Meeting. A stockholder’s submission must be in writing and include the following information:

•	the name and address of the stockholder as they appear on our books, and the number of shares of our common stock that are beneficially owned by such stockholder (if the stockholder is not a holder of record, appropriate evidence of the stockholder’s ownership should be provided);

•	the name, address and contact information for the candidate, and the number of shares of our common stock that are owned by the candidate (if the candidate is not a holder of record, appropriate evidence of the candidate’s ownership should be provided);

•	a statement of the candidate’s business and educational experience;

•	such other information regarding the candidate as would be required to be included in our proxy statement pursuant to Securities and Exchange Commission Regulation 14A;

•	a statement detailing any relationship between the candidate and Provident, The Provident Bank and any subsidiaries of The Provident Bank;

•	a statement detailing any relationship between the candidate and any customer, supplier or competitor of Provident and The Provident Bank;

•	detailed information about any relationship or understanding between the proposing stockholder and the candidate; and

•	a statement that the candidate is willing to be considered and willing to serve as a director if nominated and elected.

Stockholder submissions that are timely and that meet the criteria outlined above will be forwarded to the Chair of our Governance/ Nominating Committee for further review and consideration. A nomination submitted by a stockholder for presentation at an Annual Meeting of our stockholders must comply with the procedural and informational requirements described later in this Proxy Statement under the heading “Advance Notice Of Business To Be Conducted at an Annual Meeting.”

Stockholder and Interested Party Communications with the Board

Our stockholders and any other interested party may communicate with the board of directors, the non-management directors, the Lead Director or with any individual director by writing to the Chair of the Governance/Nominating Committee, c/o Provident Financial Services, Inc., 100 Wood Avenue South, P.O. Box 1001, Iselin, New Jersey 08830-2727. A communication from a stockholder should indicate that the author is a stockholder and, if shares of our common stock are not held of record, the letter should include appropriate evidence of stock ownership.

Code of Business Conduct and Ethics

We have a Code of Business Conduct and Ethics that applies to all of our directors, officers and employees, including the principal executive officer, principal financial officer, principal accounting officer, and all persons performing similar functions. Our Code of Business Conduct and Ethics is posted on the “Governance Documents” section of the “Investor Relations” page of The Provident Bank’s website at www.providentnj.com. Amendments to and waivers from our Code of Business Conduct and Ethics will also be disclosed on The Provident Bank’s website.

Transactions With Certain Related Persons

Federal laws and regulations generally require that all loans or extensions of credit to directors and executive officers must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the general public and must not involve more than the normal risk of repayment or present other unfavorable features. However, regulations also permit directors and executive officers to receive the same terms through benefit or compensation plans that are widely available to other employees, as long as the director or executive officer is not given preferential treatment compared to participating employees. Pursuant to such a program, loans may be extended to executive officers on substantially the same terms as those prevailing at the time for comparable transactions with the general public, except as to the interest rate charged, which may be the interest rate generally available to all other participating employees. These loans may not involve more than the normal risk of repayment or present other unfavorable features. As of December 31, 2015, The Provident Bank had aggregate loans and loan commitments totaling $211,590 to its executive officers, none of which originated in 2015. It is the policy of The Provident Bank that no loan or extension of credit of any type shall be made to any member of the board of directors or to their immediate family, or to any entity, which is controlled by a member of the board of directors or their immediate family.

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Section 402 of the Sarbanes-Oxley Act of 2002 generally prohibits an issuer from: (1) extending or maintaining credit; (2) arranging for the extension of credit; or (3) renewing an extension of credit in the form of a personal loan for a director or officer. There are several exceptions to this general prohibition, one of which is applicable to us. The provisions of the Sarbanes-Oxley Act of 2002 that prohibit loans do not apply to loans made by a depository institution, such as The Provident Bank, that is insured by the Federal Deposit Insurance Corporation and is subject to the insider lending restrictions of the Federal Reserve Act. All loans to our officers are made in conformity with the Federal Reserve Act and Regulation O.

Our Code of Business Conduct and Ethics requires directors and executive officers to promptly disclose any interest they may have in any proposed transaction involving Provident or The Provident Bank, and any such director or executive officer shall abstain from any deliberation or voting on the transaction. Any such transaction requires the approval of a majority of the directors who have no interest in the proposed transaction. In addition, our directors and executive officers annually disclose any transactions, relationships or arrangements they or their related interests may have with Provident or The Provident Bank. These disclosures, together with information obtained from each director’s annual statement of interest form, are used to monitor related party transactions and make independence determinations.

Anti-Hedging Policy

Our stock trading policy prohibits our directors, officers and employees from engaging in any transaction designed to hedge or offset the economic risk of owning shares of our common stock. Accordingly, any hedging, derivative or other similar transaction that is specifically designed to reduce or limit the extent to which declines in the trading price of our common stock would affect the value of the shares of common stock owned by a director, officer or employee is prohibited. In addition, the policy provides that our directors, officers and employees should avoid pledging their shares of our common stock as collateral for a margin account or loan.

Audit Committee Matters

Audit Committee

The current members of our Audit Committee are: Messrs. Fekete (Chair), Harding, Hogan, and Pugliese. Each member of the Audit Committee is considered independent as defined in the New York Stock Exchange corporate governance listing standards and under Securities and Exchange Commission Rule 10A-3.

The duties and responsibilities of the Audit Committee include, among other things:

•	sole authority for retaining, overseeing and evaluating a firm of independent registered public accountants to audit Provident’s annual financial statements;

•	in consultation with the independent registered public accounting firm and the internal auditor, reviewing the integrity of Provident’s financial reporting processes, both internal and external;

•	reviewing the financial statements and the audit report with management and the independent registered public accounting firm;

•	reviewing earnings and financial releases and quarterly and annual reports filed with the Securities and Exchange Commission; and

•	approving all engagements for audit and non-audit services by the independent registered public accounting firm.

Our Audit Committee met thirteen times during 2015. The Audit Committee reports to our board of directors on its activities and findings. The board of directors believes that Frank L. Fekete and Thomas B. Hogan Jr. each qualify as an Audit Committee financial expert as that term is used in the rules and regulations of the Securities and Exchange Commission.

Audit Committee Report

Pursuant to rules and regulations of the Securities and Exchange Commission, this Audit Committee Report shall not be deemed incorporated by reference to any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that Provident specifically incorporates this information by reference, and otherwise shall not be deemed “soliciting material” or to be “filed” with the Securities and Exchange Commission subject to Regulation 14A or 14C of the Securities and Exchange Commission or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended.

Our Audit Committee operates under a written charter approved by our board of directors, which is posted on the “Governance Documents” section of the “Investor Relations” page of The Provident Bank’s website at www.providentnj.com.

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Management has primary responsibility for the internal control and financial reporting process, and for making an assessment of the effectiveness of our internal control over financial reporting. Our independent registered public accounting firm is responsible for performing an independent audit of our company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and to issue an opinion on those financial statements, and for providing an attestation report on the company’s internal control over financial reporting. The Audit Committee’s responsibility is to monitor and oversee these processes.

As part of its ongoing activities, our Audit Committee has:

•	reviewed and discussed with management, and our independent registered public accounting firm, the audited consolidated financial statements of Provident for the year ended December 31, 2015;

•	discussed with our independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, as amended, and as adopted by the Public Company Accounting Oversight Board; and

•	received the written disclosures and the letter from our independent registered public accounting firm mandated by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with our independent registered public accounting firm its independence from Provident.

Based on the review and discussions referred to above, the Audit Committee recommended to our board of directors that the audited consolidated financial statements for the year ended December 31, 2015 and related footnotes be included in Provident’s Annual Report on Form 10-K for the year ended December 31, 2015 and filed with the Securities and Exchange Commission. In addition, the Audit Committee approved the re-appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2016, subject to the ratification of this appointment by our stockholders.

THE AUDIT COMMITTEE OF PROVIDENT
FINANCIAL SERVICES, INC.

Frank L. Fekete (Chair)
Matthew K. Harding
Thomas B. Hogan Jr.
John Pugliese

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Compensation Committee Matters

Compensation Committee

The current members of our Compensation Committee are: Messrs. Gallagher (Chair), Hogan, and Pugliese and Ms. Brooks. Each member of the Compensation Committee has been determined to be independent as defined in the current New York Stock Exchange corporate governance listing standards. The Compensation Committee is responsible for reviewing the performance of, and the compensation payable to, our senior executive officers, including the Chief Executive Officer; management development and succession planning; and for reviewing and evaluating incentive compensation programs and policies and risks associated with such programs and policies. This includes setting performance measures and goals consistent with principles of safety and soundness, approving awards under existing compensation plans and administering long-term equity awards.

Director compensation is established by our board of directors upon the recommendation of the Compensation Committee and is discussed in this Proxy Statement under the heading “Director Compensation.”

The Compensation Committee’s charter is posted on the “Governance Documents” section of the “Investor Relations” page of The Provident Bank’s website at www.providentnj.com. The Compensation Committee met ten times during 2015.

Compensation Committee Interlocks and Insider Participation

Messrs. Gallagher, Hogan, O’Donnell and Pugliese and Ms. Brooks served as members of the Compensation Committee during 2015. None of these directors have ever been an officer or employee of Provident. In addition, none of these directors are executive officers of any other entity where one of our executive officers serves on the compensation committee or the board of directors, or which had any transactions or relationships with us in 2015 that would require specific disclosures under Securities and Exchange Commission rules.

Compensation Discussion and Analysis

Overview

The following discussion provides an overview and analysis of our Compensation Committee’s philosophy and objectives in designing compensation programs, as well as the compensation determinations and rationale for those determinations relating to our Chief Executive Officer, Chief Financial Officer, and the next three most highly compensated executive officers, to whom we refer collectively as our “named executive officers.” Our named executive officers for 2015 were:

Name	Title
Christopher Martin	Chairman, President and Chief Executive Officer of Provident Financial Services, Inc. and The Provident Bank
Thomas M. Lyons	Executive Vice President and Chief Financial Officer of Provident Financial Services, Inc. and The Provident Bank
Donald W. Blum	Executive Vice President and Chief Lending Officer of The Provident Bank
John Kuntz	Executive Vice President, General Counsel and Corporate Secretary of Provident Financial Services, Inc. and Executive Vice President and Chief Administrative Officer of The Provident Bank
James D. Nesci	Executive Vice President and Chief Wealth Officer of The Provident Bank and President of Beacon Trust Company

Executive Summary

Our executive compensation program is designed to align pay with performance in a manner consistent with safe and sound business practices and sustainable financial performance consistent with stockholder interests. The key features of the program are:

•	Focus on pay for performance in order to align compensation with business strategies and to enhance stockholder value;

•	Executive salaries and total compensation evaluated based on peer group data using a regional group of publicly-traded banks of comparable size and business model;

•	Annual cash incentive compensation opportunities tied to key corporate performance goals;

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•	Long-term incentive compensation opportunities tied to key corporate performance goals and performance relative to a peer group over a multi-year period;

•	Greater percentage (75%) of equity grants are performance-based;

•	No dividends are paid on stock awards subject to performance-vesting conditions unless and until the awards have vested;

•	Incentive compensation plans that provide for risk mitigation and accountability authorizing our Compensation Committee to condition incentive compensation awards with clawback, deferral, and adjustment provisions, and settlement in stock subject to holding periods;

•	Executives are subject to share ownership guidelines;

•	Executives are prohibited from engaging in hedging transactions to offset the economic risk of owning our common stock;

•	Perquisites are limited and no tax gross-ups are provided;

•	No excise tax gross-ups are provided for in employment and change in control agreements;

•	Active oversight by the Compensation Committee consisting solely of independent directors; and

•	Assistance regularly provided to the Compensation Committee by an independent compensation consultant selected by the Compensation Committee.

Financial and Strategic Highlights

Our Compensation Committee believes that executive compensation should be linked to Provident’s overall financial performance and strategic success and the contribution of its executives to that performance and success. Highlights of Provident’s 2015 financial and operating performance include:

•	Non-interest income increased $14.1 million to $55.2 million, an increase of 34% from 2014;

•	Annual net income was $83.7 million, an increase of 13.7% from 2014;

•	Solid loan growth with loan originations of $2.7 billion, as the total loan portfolio increased by 7.4% contributing to record assets of $8.9 billion;

•	Continued improvement in asset quality, with total non-performing loans of $44.5 million, or 0.68% of total loans as of year-end 2015, down from $53.9 million or 0.88% at year-end 2014; and

•	Completion of the acquisition of MDE Group, Inc and Acertus Capital Management, LLC, increasing assets under management in our wealth management business by $1.3 billion to $2.2 billion at year end.

Key Executive Compensation Actions

The Compensation Committee regularly reviews the components of our executive compensation program with advice from its independent compensation consultant and after giving due consideration to the most recent non-binding stockholder advisory vote on executive compensation which resulted in a favorable vote of approximately 93% of the votes cast.

Highlights of key compensation actions in 2015 were:

•	2015 Base Salary: Mr. Martin’s base salary increased to $665,000 in 2015, representing a 3.9% increase. The other named executive officers received salary increases on average of 3.7%. In addition to a salary increase, Messrs. Kuntz and Nesci each received an adjustment to salary to a level more commensurate with the median of salaries for their respective positions in the peer group.

•	2015 Cash Incentives: Mr. Martin earned a cash incentive of 98% of base salary or $651,700. This represented attainment of overall corporate results that were above Target against established performance goals for 2015. The remaining named executive officers each earned a cash incentive of 61.3% of base salary. The 2015 cash incentive payments were made at 122.5% of the Target payout amount.

•	2015 Long-Term Incentives: The Compensation Committee revised its equity grant practice in 2015 to: (i) eliminate the use of discretionary awards for the named executive officers; (ii) extend the performance-vesting and time-vesting period to three years from two years; and (iii) to eliminate the duplication of goals between the annual cash incentive plan and the long-term equity incentive plan. In 2015, Mr. Martin was granted 25,987 performance-vesting stock awards which vest over three years based upon achievement of total shareholder return relative to the performance of an indexed peer group and the multi-year average core return on average assets performance goals. The performance-based awards represented 75% of his equity award. Mr. Martin was also granted 65,972 stock options which vest over three years, or 25% of his equity award. The other named executive officers were granted 75% of their equity in performance-vesting stock awards that vests over a three-year period based upon the same relative total shareholder return performance and return on average assets goals, and 25% of their equity in time-vesting stock that vest in three years.

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Compensation Consultants

Our Compensation Committee retained the services of Frederic W. Cook & Co. (“Cook & Co.”) to assist with compensation planning and analysis. Cook & Co. was retained by and reported directly to the Compensation Committee and did not perform any other services for Provident, The Provident Bank or their affiliates or their management. The Compensation Committee regularly meets with its compensation consultant in executive session without management.

The Compensation Committee considered the independence of Cook & Co. in light of Securities and Exchange Commission rules and New York Stock Exchange corporate governance listing standards, and received a report from Cook & Co. addressing the independence of the firm and its consultants, including the following factors: (1) other services provided to Provident; (2) fees paid by Provident as a percentage of the firm’s total revenue; (3) policies or procedures maintained by the firm that are designed to prevent a conflict of interest; (4) any business or personal relationships between the firm and its consultants and a member of the Compensation Committee; (5) any company stock owned by the firm and its consultants; and (6) any business or personal relationships between Provident’s executive officers and the firm and its consultants. The Compensation Committee discussed these considerations and concluded that the work performed by Cook & Co. and its consultants involved in the engagements did not raise any conflict of interest and concluded that they were independent Compensation Committee consultants.

Executive Compensation Philosophy

Our Compensation Committee believes that our executive compensation program is consistent with promoting sound risk management and long-term value creation for our stockholders. The program is intended to align the interests of our executive officers and employees with stockholders by rewarding performance against established corporate financial goals, strong executive leadership and superior individual performance. By offering annual cash incentives, long-term equity compensation and competitive benefits, we strive to attract, motivate and retain a highly qualified and talented team of executives who will help maximize long-term financial performance and earnings growth.

The compensation paid to each named executive officer is based on the executive’s level of job responsibility, corporate financial performance measured against annual goals, an assessment of the executive’s individual performance and the competitive market. For the named executive officers and other members of executive management, annual incentive compensation is linked more directly to corporate financial performance, because these executives are in leadership roles that influence corporate financial results.

Benchmarking and Peer Groups

The Compensation Committee is responsible for the design, implementation and administration of the compensation program for our executive officers. Cook & Co. was engaged in 2014 to review our executive compensation program for 2015, which included a review and recommendation of an appropriate peer group for assessing competitive compensation practices, and for making performance comparisons. The Compensation Committee used the following two peer groups for 2015 executive compensation determinations:

•	The SNL Small Cap U.S. Bank & Thrift Index (“SNL Index”) was used to compare long-term performance achievement.

•	A regional peer group of 19 publicly traded thrift and banking institutions in the Northeast was used to compare base salary and total compensation. Provident’s asset size ($8.9 billion) is within a reasonable range of the regional peer median ($7.6 billion). Additional consideration was given to business model and performance. The individual peer banks are as follows:

Beneficial Mutual Bancorp, Inc.	First Commonwealth Financial Corporation	NBT Bancorp Inc.
Berkshire Hills Bancorp, Inc.	Flushing Financial Corporation	Northwest Bancshares, Inc.
Brookline Bancorp Inc.	Fulton Financial Corporation	S&T Bancorp, Inc.
Community Bank System, Inc.	Independent Bank Corp.	Signature Bank
Dime Community Bancshares, Inc.	Investors Bancorp, Inc.	Susquehanna Bancshares, Inc.(2)
F.N.B. Corp.	National Penn Bancshares, Inc.(1)	Valley National Bancorp
WSFS Financial Corporation
(1)	The acquisition of National Penn Bancshares, Inc. is pending.
(2)	Susquehanna Bancshares was acquired effective August 3, 2015.

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The regional peer group is used for setting compensation levels because these banks are broadly reflective of the environment in which Provident competes for executive talent, and they provide a good indicator of the current competitive range of compensation. The SNL Index includes over 90 banks that the Compensation Committee believes serves as an appropriate measure of Provident’s relative long-term performance.

The Compensation Committee evaluates the peer groups annually for suitability and may modify peer groups from time to time based on mergers and acquisitions within the industry or other relevant factors. While our executive compensation program targets each named executive officer’s base salary, annual cash incentives and long-term equity compensation at median levels, actual compensation paid to a named executive officer may vary based on other factors, such as the individual’s performance, experience and competitive market conditions.

Role of Management

Although the Compensation Committee is ultimately responsible for designing our executive compensation program, input from our Chief Executive Officer is critical in ensuring that the Compensation Committee has the appropriate information needed to make informed decisions. The Chief Executive Officer participates in compensation-related activities purely in an informational and advisory capacity and he presents the other named executive officers’ performance summaries and recommendations relating to their compensation to the Compensation Committee for its review and approval. The Chief Executive Officer neither recommends nor participates in Compensation Committee deliberations regarding his own compensation.

Elements of 2015 Executive Compensation

We pay our named executive officers in accordance with a pay for performance philosophy by providing competitive compensation for demonstrated performance. The Compensation Committee employs a total compensation approach in establishing executive compensation opportunities, consisting of base salary, annual cash incentive compensation, long-term equity awards (which may include time- and/or performance-vesting restricted stock and/or stock options), a competitive benefits package and limited perquisites.

Compensation Element	Description and Purpose	Link to Performance	Fixed/Performance-Based	Short/Long-Term
Base Salary	Attract and retain executives	Based on individual performance, experience, and scope of responsibility	Fixed	Short-Term
Annual Cash Incentive	Drive performance achievement and create stockholder value	Links executive compensation to factors that are important for the company’s success.	Performance-Based	Short-Term
Long-Term Incentive Awards	Align executives with stockholder interests and serve as a retention tool through multi-year vesting	Major portion of equity awards are based on pre-established company performance objectives	Performance-Based	Long-Term
Benefits	Supplemental Defined Contribution Plan	IRS excess plan is provided to maintain competitive benefits for executives	Fixed	Long-Term
Other Compensation	Retirement plans and health and welfare benefits on the same basis as other employees. Limited perquisites.	Benefit plans maintain competitive total compensation	Fixed	Short- and Long-Term

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As illustrated below in 2015, 55% of the target compensation for Mr. Martin, and 45% of the compensation to our other named executive officers, was performance-based and not guaranteed.

CEO TARGET DIRECT COMPENSATION PAY MIX	OTHER NEO AVERAGE TARGET DIRECT COMPENSATION PAY MIX

Base Salary

A competitive base salary is necessary to attract and retain talented executives. Annually, our Compensation Committee evaluates each named executive officer’s base salary level. In general, competitive base salary information and peer market data are furnished to the Compensation Committee by the independent compensation consultant, and each named executive officer’s base salary level is compared to the peer market data at the median. In setting base salary levels the Compensation Committee also assesses each individual named executive officer’s performance, leadership, operational effectiveness and experience in the industry, as well as competitive market conditions.

In establishing base salaries for 2015, the Compensation Committee considered our company’s financial performance as well as the peer group and market compensation analysis performed in 2014 by Cook & Co. Based on that information, the Compensation Committee determined that the base salary increases for Mr. Martin and the other named executive officers reflected below were appropriate because of strong financial performance in 2014 and because they brought the executives closer to the median of the peer group for total compensation.

Name	2015 Salary	2014 Salary	% Change
Christopher Martin	$665,000	$640,000	3.9%
Thomas M. Lyons	$378,000	$365,000	3.6%
Donald W. Blum	$335,000	$325,000	3.1%
John Kuntz	$350,000	$325,000	7.7%
James D. Nesci	$300,000	$287,000	4.5%

Annual Cash Incentive Payment/The 2015 Annual Cash Incentive Plan

Annual cash incentive opportunities are provided to our named executive officers in order to align the attainment of annual corporate financial performance objectives with executive compensation. At the beginning of each year, the Compensation Committee assigns corporate financial targets and a range of annual cash incentive award opportunities to each named executive officer. The award opportunities are linked to a specific target and range of performance results for multiple corporate financial performance measures and are calculated as a percentage of the named executive officer’s base salary.

Our Compensation Committee recommended, and the board of directors approved, the 2015 Annual Incentive Plan, which provided the opportunity for a cash incentive payment based upon the achievement of corporate and individual goals. The targeted levels of incentive opportunity for 2015 were:

	Annual Cash Incentive as a % of Base Salary
Participant	Threshold	Target	Maximum
Chief Executive Officer	40%	80%	120%
Other Named Executive Officers	25%	50%	75%

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For Mr. Martin and the other named executive officers, the Compensation Committee established the following 2015 targets (collectively, the “Corporate Targets”) and relative weightings for the 2015 Annual Incentive Cash Plan:

		Threshold	Target	Maximum
Corporate Goal	Weight	90%	100%	105%	Achievement
Earnings Per Share	40%	$1.16	$1.29	$1.35	$1.33
Net Income (in millions)	40%	$73.2	$81.4	$85.5	$83.7
Efficiency Ratio(1)	20%	62.29%	58.40%	57.28%	59.20%
(1)	Represents the ratio of non-interest expense divided by the sum of net interest income and non-interest income.

Under the 2015 Annual Cash Incentive Plan, cash incentive payments based on Provident’s actual 2015 financial performance would be made if financial performance met or exceeded 90% of any one of the Corporate Targets (“Threshold”). The payout curve under the annual incentive plan provides a 50% of Target payout for each metric at Threshold performance achievement and 150% of Target for each metric at Maximum performance achievement. Pursuant to this curve cash incentive payments would be a minimum of 8% of base salary for Mr. Martin and 5% of base salary for the other named executive officers upon the achievement of the metric with the lowest rating (i.e., 20%) at the Threshold level, increasing to a maximum of 120% of base salary for Mr. Martin and 75% of base salary for the other named executive officers upon achievement of all metrics at the Maximum level.

In aggregate, the overall actual achievement of Corporate Targets for 2015 was above Target. The net income and the earnings per share goals were achieved at above Target, and the efficiency ratio goal was above Threshold, but below Target. Based upon the foregoing, the Committee authorized payouts above the Target level under the 2015 Annual Incentive Plan to the named executive officers as follows:

Name	Cash Incentive	% of Salary	% of Target
Christopher Martin	$651,700	98.0%	122.5%
Thomas M. Lyons	$231,525	61.3%	122.5%
Donald W. Blum	$205,188	61.3%	122.5%
John Kuntz	$214,375	61.3%	122.5%
James D. Nesci	$183,750	61.3%	122.5%

Long-Term Equity Incentives

Our Amended and Restated Long-Term Equity Incentive Plan provides the opportunity to grant various forms of equity incentives on a time-vesting and performance-vesting basis. The Compensation Committee believes that stock ownership provides a significant incentive in building long-term stockholder value by further aligning the interests of officers and employees with stockholders. This component of compensation increases in importance as Provident’s common stock appreciates in value and serves as a retention tool for executives. The inclusion of performance-vesting awards also encourages a long-term strategic focus. It is the policy of the Compensation Committee to make equity grants when the window for trading by directors and officers in Provident common stock is open under Provident’s stock trading policy. Throughout the year, equity awards may be granted to new hires and promoted employees, or to existing employees to recognize superior performance with a grant date effective as of the date of the next regularly scheduled Compensation Committee meeting that falls when the window for trading is open under our stock trading policy.

The Compensation Committee established the equity component of total compensation as a percentage of base salary, for Mr. Martin and other named executive officers, based upon competitive total compensation data previously provided by the independent compensation consultant. To maintain competitive total compensation and to further align executive pay with long-term financial performance, the Compensation Committee generally follows the guidelines below with respect to annual performance-vesting and time-vesting equity grants:

Participant	2015 Opportunity Long-Term Equity Target Award as a % of Base Salary
Chief Executive Officer	100%
Other Named Executive Officers	60%

The 2015 long-term equity awards were made based on the following matrix:

	Performance-Vesting	Time-Vesting
	Restricted	Stock	Restricted
Participant	Stock	Options	Stock
Chief Executive Officer	75%	25%	–
Other Named Executive Officers	75%	–	25%

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The Compensation Committee determined that for equity grants made in 2015 to all named executive officers including Mr. Martin, 75% of the grants would be subject to performance-vesting, and 25% would be time-vesting over three years. The time-vesting component of Mr. Martin’s equity grant was in the form of stock options which the Compensation Committee viewed as performance-based because value is only realized if there is stock price appreciation over the term of the options. Performance-vesting grants are measured at the end of a three-year period based upon performance goals approved by the Compensation Committee at the time of the equity grant. Currently the performance goals include projections of a multi-year return on core average assets and a comparison of total stockholder return to an indexed peer group over a three-year period. These performance goals are designed to encourage conduct that drives long-term strategic decisions suited to maximizing stockholder value, and the vesting period strikes a proper balance between providing a meaningful incentive while maintaining an appropriate level of at-risk compensation for retention purposes.

2015-2017 Performance Matrix
Core Return on Average Assets	Threshold	Target	Maximum	60% Weight
Multi-Year Average Core ROAA	86 bps.	92 bps.	101 bps.
Total Shareholder Return v. Peer Group	>30% of peers	>50% of peers	>75% of peers	40% Weight
SNL Small Cap U.S. Banks & Thrifts Index

The Compensation Committee has determined that the performance goals for long-term equity awards are appropriately set such that participants will attain: (i) the Threshold level of performance if minimum expected improvements in the performance goals are achieved, which the Committee believed were reasonably likely to be attained; (ii) the Target level of performance if projected business plan expectations are achieved, which the Committee believed had approximately an even likelihood of either being attained or not being attained; and (iii) the Maximum level of performance, which sets a cap on how much incentive compensation will be paid in the event the Target level is exceeded, which the Compensation Committee believes is not likely to be achieved. The establishment of various levels of performance associated with vesting (e.g., from Threshold to Maximum) is an industry best practice and provides opportunity when macroeconomic conditions are difficult and adversely impact results.

	2015 Performance-Vesting Calibration
	Long-Term Equity Award as a % of Target
Participant	Threshold	Target	Maximum
Chief Executive Officer	50%	100%	150%
Other Named Executive Officers	50%	100%	150%

No dividends are paid with respect to any stock award subject to performance-vesting conditions unless and until the performance conditions are met and vesting occurs, and only on that portion of the stock award that actually vests.

Benefits

We offer the named executive officers benefits that are generally available to all employees, including medical and dental, disability insurance, group life insurance coverage, an Employee Stock Ownership Plan (“ESOP”) and a 401(k) Plan with discretionary employer matching contributions. Certain of the named executive officers have accrued benefits under a noncontributory defined benefit pension plan that was frozen as of April 1, 2003 following the adoption of the ESOP. In addition to pension benefits, medical and life insurance benefits are made available to certain employees when they retire. Although these post-retirement benefits have been eliminated, certain employees with ten or more years of service at the time the benefits were eliminated, including Mr. Martin, still qualify for these post-retirement benefits upon retirement. The named executive officers are also eligible for non-qualified benefits under the Non-Qualified Supplemental Defined Contribution Plan designed to make up for the IRS limits on contributions to the tax-qualified 401(k) Plan and ESOP.

Perquisites

The Compensation Committee believes that perquisites should be provided on a limited basis. The following perquisites are currently provided: a club membership for Messrs. Martin and Nesci and the use of a company-owned automobile for Messrs. Martin and Blum. Messrs. Lyons, Kuntz and Nesci are paid a monthly car allowance. All of the named executive officers are eligible for an annual medical examination at Provident’s expense. These limited perquisites are provided to maintain a competitive compensation package.

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Elements of Post-Termination Benefits

Employment Agreement

Mr. Martin has an employment agreement with a twelve month term that renews on August 31 of each year for an additional twelve months. The employment agreement provides that if Mr. Martin’s employment was terminated for reasons other than for cause, or as a result of his death, retirement or disability, Mr. Martin would be entitled to:

•	earned but unpaid base salary through the termination date;

•	an annual bonus to which he may be entitled under any cash-based annual bonus or performance compensation plan then in effect;

•	benefits due to him as a former employee other than pursuant to the agreement;

•	severance pay or liquidated damages equal to his base salary and bonuses due for twelve months following termination, with “bonuses due” to be the greater of one-twelfth of the (i) average annual cash bonus paid to him with respect to the three completed fiscal years prior to the termination, or (ii) the cash bonus paid to him for the last fiscal year prior to the date of termination, multiplied by 12; and

•	the continuation of life, medical, dental and disability insurance coverage for twelve months following termination.

Mr. Martin may resign from employment for good reason and receive these termination benefits in the event of certain adverse changes in his employment conditions. Under the employment agreement, the termination benefits are subject to Mr. Martin’s compliance with non-solicit and non-compete provisions for a period of six months following his termination. The employment agreement does not provide for benefits for a termination following a change in control. Those benefits are provided for in a separate change in control agreement between Provident and Mr. Martin described in the following section “Change in Control Agreements”.

Change in Control Agreements

Change in control agreements are reserved for a limited number of executives. Benefits are payable under the change in control agreements after a termination of the executive following a change in control of Provident. We have entered into a three-year change in control agreement with Messrs. Martin, Blum, Kuntz, Lyons and Nesci. Each of the agreements renews on the anniversary date of its respective effective date so that the remaining term is three years unless otherwise terminated.

Under the agreements:

Following a change in control and during the term of the agreement, the executive is entitled to a severance payment if:

•	the executive’s employment is terminated, other than for cause, disability, or retirement; or

•	the executive terminates employment for good reason.

Good reason is generally defined to include:

•	the assignment of duties materially inconsistent with the executive’s positions, duties or responsibilities as in effect prior to the change in control;

•	a reduction in his or her base salary or fringe benefits;

•	a relocation of his or her principal place of employment by more than 25 miles from its location immediately prior to the change in control; or

•	a failure by Provident to obtain an assumption of the agreement by its successor.

The change in control severance payment is equal to three times the highest level of aggregate annualized base salary and other cash compensation paid to the executive during the calendar year termination occurs, or during either of the immediately preceding two calendar years, whichever is greater. In addition, the executive is generally entitled to receive life, health, dental and disability coverage for the remaining term of the agreement. The gross benefits under the change in control agreements for the named executive officers, other than Mr. Martin, are reduced to avoid an excess parachute payment under Section 280G of the Internal Revenue Code if doing so results in a greater after-tax benefit to the executive.

Other Matters

Executive Stock Ownership Guidelines

Our Compensation Committee recommended, and our board of directors adopted, stock ownership levels for senior executives expressed as an amount of Provident common stock having a value equal to a multiple of base salary as follows:

Tier I	Chief Executive Officer	6 times base salary
Tier II	Other Named Executive Officers	1.5 times base salary

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Each of the named executive officers currently exceeds these guidelines. Vested restricted stock awards, unvested time-vesting restricted stock awards, and shares of Provident common stock held in the ESOP and 401(k) Plan count toward these ownership guidelines. Our stock trading policy prohibits the named executive officers and others from engaging in any transaction designed to hedge or offset the economic risk of owning shares of our common stock. In addition, the policy provides that they should avoid pledging their shares of our common stock as collateral for a margin account or loan.

Risk Assessment

The Compensation Committee believes that any risks arising from our compensation policies and practices are not reasonably likely to have a material adverse affect on us. In addition, the Compensation Committee believes that the mix and design of the elements of our executive compensation program do not encourage management to assume excessive risks. The Omnibus Incentive Compensation Plan Document of Provident Financial Services, Inc. serves as a core governance document for our incentive compensation plans, establishing lines of authority, a foundation for relevant internal controls and procedures, risk mitigation and accountability features, including clawbacks and deferrals.

The Compensation Committee assesses risks posed by the compensation plans maintained for the benefit of, and incentive compensation paid to, officers and employees. This comprehensive risk assessment is performed by our Chief Risk Officer and General Auditor and is presented to and reviewed by the Compensation Committee. The risk assessment includes an evaluation of:

•	the design of proposed incentive plans to ensure they satisfy bank regulatory requirements and do not encourage excessive or imprudent risk taking;

•	the internal controls over determining incentive payments and a review of the accuracy of the incentive payments and any related accruals; and

•	the board of directors’ oversight of the incentive compensation program to determine if it provides effective governance over the program and satisfies regulatory expectations.

The risk assessment conducted in 2015 concluded that our incentive compensation plans provide incentives that appropriately balance risk and reward; are compatible with effective controls and risk management; and are supportive of strong governance, including active oversight by the board of directors.

Tax Deductibility of Executive Compensation

Under Section 162(m) of the Internal Revenue Code, companies are subject to limits on the deductibility of executive compensation. Deductible compensation is limited to $1 million per year for each executive officer listed in the summary compensation table. Compensation that is “performance-based” under the Internal Revenue Code’s definition is exempt from this limit. Annual cash incentive payments, stock option grants and other equity grants subject to performance vesting are intended to qualify as performance-based compensation.

A number of requirements must be met for particular compensation to qualify for tax deductibility, so there can be no assurance that the incentive compensation awarded will be fully deductible in all circumstances. While the Compensation Committee does not have a formal policy with respect to the payment of compensation in excess of the deduction limit, the Committee’s practice is to structure compensation programs offered to the named executive officers with a view towards maximizing the tax deductibility of amounts paid. However, in structuring compensation programs and making compensation decisions, the Committee considers a variety of factors, including Provident’s tax position, the materiality of the payments and tax deductions involved and the need for flexibility to address unforeseen circumstances. After considering these factors, the Committee may decide to authorize payments, all or part of which would be nondeductible for federal tax purposes.

Compensation Committee Report

Pursuant to rules and regulations of the Securities and Exchange Commission, this Compensation Committee Report shall not be deemed incorporated by reference to any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that Provident specifically incorporates this information by reference, and otherwise shall not be deemed “soliciting material” or to be “filed” with the Securities and Exchange Commission subject to Regulation 14A or 14C of the Securities and Exchange Commission or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

THE COMPENSATION COMMITTEE OF PROVIDENT
FINANCIAL SERVICES, INC.

Terence Gallagher, Chair
Laura L. Brooks
Thomas B. Hogan Jr.
John Pugliese

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EXECUTIVE COMPENSATION

The following table shows compensation paid or awarded with respect to our named executive officers during the years indicated. The Compensation Discussion and Analysis contains information concerning how the Compensation Committee viewed its 2015 compensation decisions for the named executive officers.

Summary Compensation Table

						Change in
						Pension
						Value and
						Nonqualified
					Non-Equity	Deferred
			Stock	Option	Incentive Plan	Compensation	All Other
Name and		Salary	Awards	Awards	Compensation	Earnings	Compensation	Total
Principal Position	Year	($)(1)	($)(2)	($)(3)	($)(4)	($)(5)	($)(6)	($)
Christopher Martin	2015	664,231	498,750	166,250	651,700	—	144,221	2,125,152
Chairman, President and	2014	639,192	556,560	190,350	480,528	110,804	113,825	2,091,259
Chief Executive Officer	2013	608,846	495,432	236,524	642,925	—	132,482	2,116,209
Thomas M. Lyons	2015	378,000	226,800	—	231,525	—	80,894	917,219
Executive Vice President	2014	364,596	176,536	—	169,079	14,711	69,880	794,802
and Chief Financial Officer	2013	349,308	157,494	—	223,995	—	73,584	804,381
Donald W. Blum	2015	334,693	201,000	—	205,188	—	81,000	821,881
Executive Vice President	2014	324,731	146,251	—	144,528	9,137	70,283	694,930
and Chief Lending Officer	2013	314,562	141,745	—	196,555	—	77,828	730,690
John Kuntz	2015	349,240	210,000	—	214,375	—	63,723	837,338
Executive Vice President,	2014	324,677	158,536	—	150,550	9,499	62,154	705,416
Chief Administrative Officer	2013	312,700	140,847	—	200,315	—	76,144	730,006
and General Counsel
James D. Nesci	2015	299,601	180,000	—	183,750	—	73,340	736,691
Executive Vice President	2014	286,677	145,531	—	136,935	—	63,776	632,919
and Chief Wealth Officer	2013	274,423	144,305	—	175,996	—	65,173	659,897

(1)	The amounts shown represent base salary earned during each fiscal year covered.
(2)	The amounts shown reflect the aggregate grant date fair value of time-vesting and performance-vesting awards computed in accordance with FASB ASC Topic 718. The grant date fair values of the performance-vesting awards are computed at Target performance achievement. The amounts shown computing the grant date fair values of the performance-vesting awards at Maximum performance achievement would be: $748,125; $255,150; $226,125; $236,250; and $202,500 for 2015 for Messrs. Martin, Lyons, Blum, Kuntz and Nesci, respectively; $748,548; $245,521; $207,676; $219,961; and $199,774 for 2014 for Messrs. Martin, Lyons, Blum, Kuntz and Nesci, respectively; and $526,136; $183,750; $165,367; $164,316; and $144,380 for 2013 for Messrs. Martin, Lyons, Blum, Kuntz and Nesci, respectively.
(3)	The amounts shown reflect the grant date fair value of time-vesting and performance-vesting stock options computed in accordance with FASB ASC Topic 718. The grant date fair values of performance-vesting stock options are computed at Target performance achievement. The amounts shown computing the grant date fair value of the performance-vesting stock options at Maximum performance achievement would be: $254,346 and $297,521 for Mr. Martin for 2014, and 2013, respectively. No performance-vesting stock options were granted in 2015.
(4)	The amounts shown reflect the payment made under each respective annual cash incentive plan.
(5)	The amounts in this column reflect the actuarial increase in the present value at each year end compared to the prior year end of the named executive officer’s benefits under all defined benefit pension plans. For 2015 and 2013, there was a negative change in the present value of the benefits under the defined benefit plan and no amount is disclosed in the Summary Compensation Table. Mr. Nesci is not a participant in the defined benefit pension plan. No named executive officer received preferential or above-market earnings on deferred compensation.
(6)	The amounts in this column represent all other compensation not properly reported in other columns of the Summary Compensation Table including perquisites (non-cash benefits and perquisites such as the use of employer-owned automobiles, car allowances, membership dues and other personal benefits), the value of cash dividend payments on unvested restricted stock awards subject to time-vesting, accumulated dividends paid on performance-vesting awards that actually vested, employee benefits (employer cost of medical, dental, vision, life and disability insurance), and employer contributions to defined contribution plans (The Provident Bank 401(k) Plan, ESOP and the Non-Qualified Supplemental Defined Contribution Plan). Amounts are reported separately under the following “All Other Compensation” and “Perquisites” tables.

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All Other Compensation

				Company	Company
				Contribution	Contributions
				on Employee	to Retirement,
		Perquisites and	Dividends	Medical and	401(k) and
		Other Personal	on Stock	Insurance	Non-Qualified
		Benefits	Awards	Benefits	Plans	Total
Name	Year	($)	($)	($)	($)	($)
Christopher Martin	2015	11,196	58,486	14,793	59,746	144,221
	2014	13,789	30,139	13,912	55,985	113,825
	2013	15,273	40,729	18,364	58,116	132,482
Thomas M. Lyons	2015	6,700	20,061	19,770	34,363	80,894
	2014	6,750	10,914	18,355	33,861	69,880
	2013	6,000	14,884	17,988	34,712	73,584
Donald W. Blum	2015	6,248	19,205	19,418	36,129	81,000
	2014	6,896	11,709	18,232	33,446	70,283
	2013	7,051	16,641	17,868	36,268	77,828
John Kuntz	2015	6,000	19,112	1,428	37,183	63,723
	2014	6,700	11,631	10,470	33,353	62,154
	2013	6,000	16,340	17,873	35,931	76,144
James D. Nesci	2015	10,539	17,158	19,347	26,296	73,340
	2014	9,850	10,645	18,200	25,081	63,776
	2013	9,600	14,133	17,727	23,713	65,173

Perquisites

				Total
		Personal Use		Perquisites
		of Company	Club	and Other Personal
		Car/Car Allowance	Dues	Benefits
Name	Year	($)(7)	($)	($)(8)
Christopher Martin	2015	5,658	4,354	11,196
	2014	6,507	5,482	13,789
	2013	7,039	5,284	15,273
Thomas M. Lyons	2015	6,000	—	6,700
	2014	6,000	—	6,750
	2013	6,000	—	6,000
Donald W. Blum	2015	6,248	—	6,248
	2014	6,896	—	6,896
	2013	7,051	—	7,051
John Kuntz	2015	6,000	—	6,000
	2014	6,000	—	6,700
	2013	6,000	—	6,000
James D. Nesci	2015	9,600	939	10,539
	2014	9,600	—	9,850
	2013	9,600	—	9,600

(7)	For Messrs. Martin and Blum, the amount shown is the value attributable to personal use of a company-provided automobile calculated in accordance with Internal Revenue Service guidelines. For the other named executive officers, the amount shown is a monthly car allowance.
(8)	The amounts shown include the cost of annual medical examinations for Mr. Lyons of $700 and for Mr. Martin $1,184 in 2015; for Mr. Kuntz of $700 in 2014 and for Mr. Martin of $2,950 in 2013; and a five-year service award of $250 made to Mr. Nesci, a fifteen-year service award of $750 to Mr. Lyons, and a thirty-year service award of $1,800 to Mr. Martin paid in 2014.

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Plan-Based Awards

The following table shows certain information as to grants of plan-based awards during 2015 made to the named executive officers. The awards granted on January 29, 2015 represent the cash incentive payments that could be earned based on performance under the 2015 Annual Cash Incentive Plan. The awards granted on February 19, 2015 are long-term equity incentive awards which are primarily performance-vesting awards. The Compensation Discussion and Analysis contains information about cash- and equity-based incentive awards made to the named executive officers.

GRANTS OF PLAN-BASED AWARDS TABLE FOR THE YEAR ENDED DECEMBER 31, 2015

		Estimated Possible Payouts Under			Estimated Possible Payouts Under						All Other		All Other
		Non-Equity Incentive Plan Awards(1)			Equity Incentive Plan Awards						Stock		Option			Grant
											Awards:		Awards:		Exercise	Date Fair
											Number of		Number of		or Base	Value of
											Shares of		Securities		Price of	Stock and
											Stock or		Underlying		Option	Option
	Grant	Threshold	Target	Maximum	Threshold		Target		Maximum		Units		Options		Awards	Awards
Name	Date	($)	($)	($)	(#)		(#)		(#)		(#)		(#)		($/Sh)	($)(5)
Christopher Martin	1/29/2015	88,667	532,000	798,000
	2/19/2015				4,835	(2)	25,987	(2)	38,981	(2)						498,750
	2/19/2015												65,972	(3)	18.34	166,250
Thomas M. Lyons	1/29/2015	31,500	189,000	283,500
	2/19/2015				1,649	(2)	8,863	(2)	13,295	(2)						170,100
	2/19/2015										3,092	(4)			18.34	56,700
Donald W. Blum	1/29/2015	27,917	167,500	251,250
	2/19/2015				1,462	(2)	7,855	(2)	11,783	(2)						150,750
	2/19/2015										2,740	(4)			18.34	50,250
John Kuntz	1/29/2015	29,167	175,000	262,500
	2/19/2015				1,527	(2)	8,207	(2)	12,311	(2)						157,500
	2/19/2015										2,863	(4)			18.34	52,500
James D. Nesci	1/29/2015	25,000	150,000	225,000
	2/19/2015				1,309	(2)	7,035	(2)	10,553	(2)						135,000
	2/19/2015										2,454	(4)			18.34	45,000

(1)	The amounts shown assume achievement of 100% of individual goals and objectives. The range of estimated possible payouts reflects the full potential of the annual incentive payment if only one performance goal is achieved at Threshold level and if all performance goals are achieved at Maximum level.
(2)	Represents the number of restricted stock awards that may vest if performance goals are achieved over the three-year period 2015-2017 at the stated levels.
(3)	Represents the number of three-year time-vesting stock options granted.
(4)	Represents the number of three-year time-vesting restricted stock awards granted.
(5)	Represents the grant date fair value of the awards determined in accordance with FASB ASC Topic 718. Footnote 1 to our audited financial statements for the year ended December 31, 2015 contained in our Annual Report on Form 10-K includes the assumptions used to calculate these amounts.

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Outstanding Equity Awards at Year End

The following table shows certain information about outstanding equity awards as of December 31, 2015 for our named executive officers.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2015

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)(1)	Option Exercise Price ($)	Option Expiration Date(2)	Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(4)
Christopher Martin	40,000	—		18.48	3/23/2016	8,333	167,910	54,250	1,093,138
	27,267	—		17.94	1/29/2017
	13,020	—		12.54	1/29/2018
	16,600	—		10.40	2/3/2019
	40,000	10,000		14.50	2/24/2021
	15,000	10,000		14.88	2/3/2022
	14,000	21,000		15.23	2/19/2023
	7,000	28,000		16.38	2/19/2024
	—	65,972		18.34	2/19/2025
	3,718	—		10.40	2/3/2019
	64,433	—		10.34	2/3/2020
	14,622	—		14.50	2/24/2021
	22,542	—		14.88	2/3/2022
	25,126	—		15.23	2/19/2023
			79,851	16.38	2/19/2024
Thomas M. Lyons	10,000	—		18.55	2/22/2016	4,345	87,552	18,197	366,670
	11,024	—		17.94	1/29/2017
	1,540	—		12.54	1/29/2018
	2,044	—		10.40	2/3/2019
	12,114	—		10.34	2/3/2020
Donald W. Blum	10,000	—		18.48	3/23/2016	3,856	77,698	16,166	325,745
	10,000	—		18.87	9/21/2016
	10,988	—		17.94	1/29/2017
	6,100	—		12.54	1/29/2018
	8,090	—		10.40	2/3/2019
	2,417	—		10.40	2/3/2019
	14,046	—		10.34	2/3/2020
John Kuntz	10,000	—		18.48	3/23/2016	3,979	80,177	16,518	332,838
	10,000	—		18.87	9/21/2016
	10,698	—		17.94	1/29/2017
	5,640	—		12.54	1/29/2018
	7,780	—		10.40	2/3/2019
	2,324	—		10.40	2/3/2019
	13,403	—		10.34	2/3/2020
James D. Nesci	15,000	—		10.27	5/7/2019	4,356	87,773	14,375	289,656
	11,598	—		10.34	2/3/2020
(1)	Amounts shown represent the number of stock options that may vest if performance goals are achieved over the two-year period 2014-2015 at Target level.
(2)	Stock options generally expire 10 years after the grant date.
(3)	Amounts shown represent the number of time-vesting stock awards that were not vested at December 31, 2015.
(4)	Amounts shown are based on the fair market value of Provident common stock on December 31, 2015 of $20.15.
(5)	Amounts shown represent the number of stock awards that may vest if performance goals are achieved over the two-year period 2014-2015 and the three-year period 2015-2017 at Target level.

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Option Exercises and Stock Vested

The following table shows certain information about restricted stock awards that vested and stock options that were exercised in 2015.

	Stock Awards		Stock Options
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)	Number of Shares Exercised (#)	Value Realized on Exercise ($)(2)
Christopher Martin	42,634	778,997	—	—
Thomas M. Lyons	14,973	273,600	10,000	3,974
Donald W. Blum	13,514	246,875	—	—
John Kuntz	14,091	257,473	—	—
James D. Nesci	12,202	222,954	—	—
(1)	The value realized on vesting represents the market value on the day the stock vested.
(2)	The value realized on a stock option exercise is the difference between the fair market value on the exercise date and the stock option grant price.

Pension Benefits

We maintain a noncontributory defined benefit pension plan, which covers full-time employees hired prior to April 1, 2003, the date on which the pension plan was frozen. All participants in the pension plan are 100% vested.

Pension plan participants generally become entitled to retirement benefits upon their later attainment of age 65 or the fifth anniversary of participation in the plan, which is referred to as the normal retirement date. The normal retirement benefit is equal to 1.35% of the participant’s average final compensation up to the average social security level, plus 2% of the participant’s average final compensation in excess of the average social security level multiplied by the participant’s years of credited service to a maximum of 30 years.

Vested retirement benefits generally are paid beginning on the participant’s normal retirement date. Participants with accrued benefits in the pension plan prior to April 1, 2003 continued to vest in their pre-April 1, 2003 accrued benefit.

A participant may elect to retire prior to age 65 and receive early retirement benefits if retirement occurs after completion of at least five consecutive years of vested service and attainment of age 55.

If an early retirement election is made by a participant, retirement benefits will begin on the first day of any month during the ten-year period preceding the participant’s normal retirement date, as directed by the retiring participant. If a participant elects to retire prior to attaining age 65 and after completing five years of credited service, his or her accrued pension benefit will be reduced 3% per year for the first five years prior to age 65 and 5% per year thereafter to age 55. However, if a participant elects to retire early after both attaining age 60 and completing 25 years of credited service, his or her accrued pension benefit will be unreduced. If the termination of service occurs after the normal retirement date, the participant’s benefits will begin on the participant’s postponed retirement date.

The following table shows the present value of accumulated benefits payable to each of our named executive officers, including the number of years of service credited to each named executive officer, under each of the pension plans determined using interest rate and mortality rate assumptions consistent with those used in Provident’s financial statements.

PENSION BENEFITS AT AND FOR THE YEAR ENDED DECEMBER 31, 2015

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)(1)	Payments During Last Fiscal Year ($)
Christopher Martin	The First Sentinel Pension Plan	31	468,065	—
Thomas M. Lyons	The First Sentinel Pension Plan	16	49,220	—
Donald W. Blum	The Provident Bank Pension Plan	14	38,597	—
John Kuntz	The Provident Bank Pension Plan	14	41,685	—
James D. Nesci	None applicable	—	—	—
(1)	The amounts shown are determined based on the measurement date of December 31, 2015. For the discount rate and other assumptions used, please refer to note 11 in the audited financial statements included in our Annual Report on Form 10-K.

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Non-Qualified Deferred Compensation

The following table shows certain information about the participation by each named executive officer in our non-qualified defined contribution plan at and for the year ended December 31, 2015.

NON-QUALIFIED DEFERRED COMPENSATION AT AND FOR THE YEAR ENDED DECEMBER 31, 2015

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)(1)	Aggregate Earnings in Last Fiscal Year ($)(2)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)(3)
Christopher Martin	—	31,610	16,030	—	640,510
Thomas M. Lyons	—	7,335	798	—	34,465
Donald W. Blum	—	5,550	687	—	28,856
John Kuntz	—	6,783	648	—	28,751
James D. Nesci	—	3,085	153	—	8,229
(1)	The amounts shown represent the estimated Non-Qualified Supplemental Defined Contribution Plan contribution for 2015. The portion of the contribution attributable to the ESOP is based on the fair market value of Provident common stock on December 31, 2015 of $20.15 per share. These contributions are included in the Summary Compensation Table in the column “All Other Compensation.”
(2)	The amounts shown include interest and dividends credited under the Non-Qualified Supplemental Defined Contribution Plan, and for Mr. Martin the amount shown includes interest and dividends on his balance in the First Savings Bank Directors’ Deferred Fee Plan. The amounts shown include an increase in the value of the phantom shares attributable to the ESOP portion of the supplemental benefit as the fair market value of a share of Provident common stock at December 31, 2015 was $20.15, compared to $18.06 at December 31, 2014. The interest and dividends are not included in the Summary Compensation Table because they were not “above market.”
(3)	For Mr. Martin the amount shown includes a balance of $462,792 in the First Savings Bank Directors’ Deferred Fee Plan. The amounts shown include contributions that were previously included in the Summary Compensation Table in the column “All Other Compensation” of $31,610, $7,335, $5,550, $6,783 and $3,085 for Messrs. Martin, Lyons, Blum, Kuntz and Nesci, respectively for 2015; $29,513, $8,244, $5,092, $5,138 and $2,406 for Messrs. Martin, Lyons, Blum, Kuntz and Nesci, respectively for 2014; $30,124, $8,143, $5,143, $5,037 and $2,040 for Messrs. Martin, Lyons, Blum, Kuntz and Nesci, respectively for 2013.

We maintain a Non-Qualified Supplemental Defined Contribution Plan (the “Supplemental Plan”), which is a non-qualified plan that provides additional benefits to certain executives whose benefits under the 401(k) Plan and ESOP are limited by tax law limitations applicable to tax-qualified plans. The Supplemental Plan requires a contribution for each participant who also participates in the 401(k) Plan and ESOP equal to the amount that would have been contributed under the terms of the 401(k) Plan and ESOP but for the tax law limitations, less the amount actually contributed under the 401(k) Plan and ESOP. The Supplemental Plan provides for a phantom stock allocation for qualified contributions that may not be accrued in the qualified ESOP and for matching contributions that may not be accrued in the qualified 401(k) Plan due to tax law limitations. Vesting of these supplemental benefits is subject to the same terms and conditions as the benefits provided under the 401(k) Plan and ESOP. The 401(k) portion of the benefit under the Supplemental Plan is credited with interest at an annual rate equal to the bond-equivalent yield on United States Treasury Securities adjusted to a constant maturity of ten years. The ESOP portion of the benefit under the Supplemental Plan is credited with dividends payable on Provident common stock.

Benefits payable under the Supplemental Plan are payable to the participant in a lump sum during the calendar year immediately following the calendar year of the earliest to occur of: (i) separation from service; (ii) disability; or (iii) death of the participant. The 401(k) portion of the benefit under the Supplemental Plan is paid in cash and the ESOP portion of the benefit is paid in Provident common stock unless the committee administering the Supplemental Plan determines in its sole discretion to pay it in cash.

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Potential Payments Upon Termination or Change in Control

Provident has entered into an employment agreement and a three-year change in control agreement with Mr. Martin, and three-year change in control agreements with Messrs. Blum, Kuntz, Lyons and Nesci. The following tables reflect the amount of compensation and benefits payable to each of the named executive officers at December 31, 2015 pursuant to such individual’s employment agreement or change in control agreement, as applicable, in the event of termination of such executive’s employment. No payments are required due to a voluntary termination under the employment agreement and the change in control agreements. The amount of compensation and benefits payable to each named executive officer upon an involuntary termination without cause or a termination by the executive for Good Reason, in each case following a change in control and in the event of disability (with respect to Mr. Martin’s employment agreement) is shown in the following tables. The amounts shown assume that such termination was effective as of December 31, 2015, and thus include amounts earned through such time and are estimates of the amounts which would be paid out to the executive upon his termination. The amounts shown relating to unvested options and stock awards are based on the fair market value of our common stock on December 31, 2015 of $20.15 per share. Using that fair market value, only certain unvested stock options had value at December 31, 2015. The actual amounts that may be paid out to each executive can only be determined at the time of such executive’s separation from Provident. The amounts shown in the following tables do not take into account any reductions that may be required in order to comply with Internal Revenue Code Section 280G best net benefit provisions in each of the named executive officers’ agreements. There is no such best net benefit provision in Mr. Martin’s agreement.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL AS OF DECEMBER 31, 2015

Christopher Martin	Employment Agreement	Employment Agreement	Change in Control Agreement
			After Change in Control
Benefit	Termination w/o Cause or for Good Reason ($)(1)	Disability ($)(2)	Termination w/o Cause or for Good Reason ($)
Salary	665,000	498,750	1,995,000
Incentive/Bonus	651,700	—	1,955,100
Total Cash Payments	1,316,700	498,750	3,950,100
Medical	17,461	17,461	52,383
Dental	610	610	1,830
Life Insurance	1,271	1,271	3,812
Long-Term Disability	688	688	2,064
Vision	129	129	386
Total Benefits	20,159	20,159	60,475
Total Cash & Benefits	1,336,859	518,909	4,010,575
Value Unvested Options	—	738,528	738,528
Value Unvested Awards	—	1,261,047	1,261,047
TOTAL	1,336,859	2,518,484	6,010,150
(1)	Salary benefit is based on 12 months pursuant to the Employment Agreement.
(2)	Represents 75% of base salary over a 12-month period along with 12 months of benefit payments. Payments will commence on the effective date of the executive’s termination and will end on the earlier of: (i) the date the executive returns to full-time employment; (ii) full-time employment with another employer; (iii) attaining the age of 65; or (iv) the executive’s death.

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Thomas M. Lyons	After Change in Control
Benefit	Termination w/o Cause or for Good Reason ($)
Salary	1,134,000
Incentive/Bonus	694,575
Total Cash Payments	1,828,575
Medical	67,096
Dental	3,722
Life Insurance	2,169
Long-Term Disability	2,064
Vision	597
Total Benefits	75,648
Total Cash & Benefits	1,904,223
Value Unvested Options	—
Value Unvested Awards	454,221
TOTAL	2,358,444

Donald W. Blum	After Change in Control
Benefit	Termination w/o Cause or for Good Reason ($)
Salary	1,005,000
Incentive/Bonus	615,563
Total Cash Payments	1,620,563
Medical	75,772
Dental	5,169
Life Insurance	1,923
Long-Term Disability	2,064
Vision	597
Total Benefits	85,525
Total Cash & Benefits	1,706,088
Value Unvested Options	—
Value Unvested Awards	403,443
TOTAL	2,109,531

John Kuntz	After Change in Control
Benefit	Termination w/o Cause or for Good Reason ($)
Salary	1,050,000
Incentive/Bonus	643,125
Total Cash Payments	1,693,125
Medical	52,383
Dental	3,093
Life Insurance	2,009
Long-Term Disability	2,064
Vision	597
Total Benefits	60,146
Total Cash & Benefits	1,753,271
Value Unvested Options	—
Value Unvested Awards	413,015
TOTAL	2,166,286

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James D. Nesci	After Change in Control
Benefit	Termination w/o Cause or for Good Reason ($)
Salary	900,000
Incentive/Bonus	551,250
Total Cash Payments	1,451,250
Medical	75,772
Dental	5,169
Life Insurance	1,723
Long-Term Disability	2,064
Vision	386
Total Benefits	85,114
Total Cash & Benefits	1,536,364
Value Unvested Options	—
Value Unvested Awards	377,430
TOTAL	1,913,794

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DIRECTOR COMPENSATION

Elements of Director Compensation

Director Fees

As discussed under this caption, director compensation is paid to our non-management directors only. Mr. Martin receives no director compensation for his service on the board of directors.

Our board of directors establishes director compensation based on the recommendation of the Compensation Committee. Periodically, the Compensation Committee will engage the services of a third party and will consult external surveys to assist it in a review of director compensation.

We pay annual director fees based on a fiscal year covering the period starting May 1 and ending on April 30. We do not pay “per meeting” fees. The current director fee schedule is as follows:

Board Member Annual Retainer	$50,000
Lead Director Annual Retainer	$20,000
Committee Annual Retainers	$27,500 for Audit and Compensation Committee Chairs
$15,000 for each member of the Audit and Compensation Committees
$20,000 for Governance/Nominating and Risk Committee Chairs
$10,000 for each member of the Governance/Nominating and Risk Committees
Annual Equity Grant	Shares equivalent to $90,000 based on the grant date price with immediate vesting

Director Benefits

The Provident Bank makes available to each director an annual medical examination under an arrangement with a designated service provider. Until January 1, 2016 when this benefit was eliminated, a director was also entitled to enroll in the health, dental and vision plans generally made available to The Provident Bank’s employees, so long as the director pays the entire cost of the coverage.

Retirement Plan for the Board of Directors of The Provident Bank

The Retirement Plan for the Board of Directors of The Provident Bank was terminated in 2005 to eliminate the accrual of benefits for directors with less than ten years of service as of December 31, 2006. For directors having ten or more years of service as of December 31, 2006 (includes two current directors), the plan provides cash payments for up to ten years based on age and length of service requirements. The maximum payment under this plan to a board member who terminates service on or after the normal retirement age as defined in the plan with at least ten years of service on the board is 40 quarterly payments of $1,250. We may suspend payments under this plan if The Provident Bank fails to meet Federal Deposit Insurance Corporation or New Jersey Department of Banking and Insurance minimum capital requirements. The plan further provides that, in the event of a change in control (as defined in the plan), the undistributed balance of a director’s accrued benefit will be distributed to him or her within 60 days of a change in control.

Voluntary Fee Deferral Plans

Our directors may elect to defer the receipt of all or a portion of the cash compensation paid to them for service on the board of directors. Elections to defer fees and the scheduled distribution of amounts deferred and earnings on those amounts shall comply with the requirements of Section 409A of the Internal Revenue Code. Deferred fees are credited to a memorandum account established for the benefit of each participant, and credited amounts currently earn interest at the prevailing prime rate.

In connection with its acquisition of First Sentinel Bancorp, Inc., Provident assumed the First Savings Bank Directors’ Deferred Fee Plan, which was frozen prior to the completion of the acquisition. This plan will be paid out in accordance with the provisions of its governing documents.

The following table sets forth for the year ended December 31, 2015 certain information as to total remuneration paid to directors who served on the board of directors in 2015 other than Mr. Martin, who is not paid director fees. Compensation paid to Mr. Martin is included in “Executive Compensation--Summary Compensation Table.”

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Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(2)	All Other Compensation ($)(3)	Total ($)
Thomas W. Berry	67,500	89,997	—	—	—	157,497
Laura L. Brooks	85,000	89,997	—	—	—	174,997
Geoffrey M. Connor(4)	2,500	—	—	6,134	—	8,634
Frank L. Fekete	84,375	89,997	—	4,339	—	178,711
Terence Gallagher	87,500	89,997	—	—	—	177,497
Matthew K. Harding	75,000	89,997	—	—	—	164,997
Carlos Hernandez	70,000	89,997	—	4,710	—	164,707
Thomas B. Hogan Jr.	98,125	89,997	—	—	—	188,122
Edward O’Donnell	61,250	89,997	—	6,948	—	158,195
John Pugliese	76,250	89,997	—	—	2,970	169,217
Jeffries Shein(4)	2,500	—	—	26,554	—	29,054
(1)	The amounts shown reflect the aggregate grant date fair value of the restricted stock award made to each non-management director based on the closing price of the stock on the grant date and computed in accordance with FASB ASC Topic 718. These stock awards were made on May 1, 2015 and vested immediately.
(2)	The amounts shown represent the aggregate increase in the present value of a director’s accumulated benefit under the Retirement Plan for the Board of Directors of The Provident Bank, which was terminated in 2005 to eliminate the accrual of benefits for directors with less than ten years of service as of December 31, 2006. Messrs. Connor, Fekete and Hernandez have benefits under this plan. The amounts shown also include interest earned on deferred director fees of $755, $6,948 and $26,554 for Messrs. Connor, O’Donnell and Shein.
(3)	The amount shown represents the cost of an annual medical examination.
(4)	Messrs. Connor and Shein served on the board of directors until April 23, 2015.

The aggregate total stock option grants to our current non-management directors are shown below:

Name	Grant Date	Expiration Date	Stock Options (#)	Exercise Price ($)	Grant Date Fair Value ($)(1)	Outstanding Unexercised Stock Options as of December 31, 2015 (#)
Thomas W. Berry	1/29/08	1/29/18	8,000	12.54	25,280	8,000
Laura L. Brooks	1/29/07	1/29/17	7,000	17.94	27,090
	1/29/08	1/29/18	8,000	12.54	25,280	15,000
Frank L. Fekete	1/29/08	1/29/18	3,000	12.54	9,480	3,000
Carlos Hernandez	1/29/07	1/29/17	2,000	17.94	7,740
	1/29/08	1/29/18	3,000	12.54	9,480	5,000
Edward O’Donnell	2/22/06	2/22/16	2,000	18.55	8,900
	1/29/07	1/29/17	2,000	17.94	7,740
	1/29/08	1/29/18	3,000	12.54	9,480	7,000

(1)	The amounts shown reflect the grant date fair value of stock options computed in accordance with FASB ASC Topic 718. Messrs. Gallagher, Harding, Hogan and Pugliese have not been granted stock options.

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Proposal 2	Advisory Vote to Approve Executive Compensation

The Compensation Discussion and Analysis appearing earlier in this Proxy Statement describes our executive compensation program and the compensation decisions made by our Compensation Committee with respect to the Chief Executive Officer and other officers named in the Summary Compensation Table (who are referred to as the “named executive officers”). At the 2011 Annual Meeting of Stockholders, our board of directors recommended, and the stockholders approved, a non-binding vote in favor of holding an annual advisory vote on executive compensation. As a result, we determined to hold an annual advisory vote on executive compensation until the next required stockholder vote relating to the frequency of stockholder voting on executive compensation. Pursuant to Section 14A of the Securities Exchange Act of 1934, the board of directors is requesting stockholders to cast a non-binding advisory vote on the following resolution:

“RESOLVED, that the stockholders of Provident Financial Services, Inc. (“Provident”) approve the compensation paid to Provident’s named executive officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and narrative accompanying the tables.”

Our executive compensation program is based on a pay for performance philosophy that is designed to support our business strategy and align the interests of our executives with our stockholders. Our board of directors believes that the link between compensation and the achievement of its long- and short-term business goals has helped our company’s financial performance over time, while not encouraging excessive risk-taking by management.

For these reasons, the board of directors is recommending that stockholders vote “FOR” this proposal. While this advisory vote is non-binding, the Compensation Committee and the board of directors value the views of our stockholders and will consider the outcome of this vote in future executive compensation decisions.

The Board of Directors Recommends a Vote “For” Approval of the Compensation Paid to Provident’s Named Executive Officers.

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Proposal 3	Ratification of the Appointment of our Independent Registered Public Accounting Firm

Our independent registered public accounting firm for the year ended December 31, 2015 was KPMG LLP. The Audit Committee has re-appointed KPMG LLP to continue as our independent registered public accounting firm for the year ending December 31, 2016, subject to the ratification by our stockholders at the Annual Meeting. Representatives of KPMG LLP are expected to attend the Annual Meeting, and they will be given an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Stockholder ratification of the appointment of KPMG LLP is not required by our Bylaws or otherwise. However, our board of directors is submitting the appointment of our independent registered public accounting firm to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the appointment of KPMG LLP, our Audit Committee will reconsider whether it should select another independent registered public accounting firm. Even if the selection is ratified, our Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change is in the best interests of Provident and its stockholders.

Audit Fees. The aggregate fees billed to Provident for professional services rendered by KPMG LLP for the audit of the annual financial statements, review of the financial statements included in our Quarterly Reports on Form 10-Q and services that are normally provided by KPMG LLP in connection with statutory and regulatory filings and engagements were $844,000 and $976,500 during the fiscal years ended December 31, 2015 and 2014, respectively. The amount of audit fees paid in the fiscal year ended December 31, 2014 included additional professional services provided by KPMG LLP associated with the company’s acquisition of Team Capital Bank and the planned acquisition of The MDE Group, Inc.

Audit-Related Fees. The aggregate fees billed to Provident for assurance and related services rendered by KPMG LLP that are reasonably related to the performance of the audit and review of the financial statements and that are not already reported in “Audit Fees” above, were $113,000 and $108,000 during the fiscal years ended December 31, 2015 and 2014, respectively. These services included audits of our employee benefit plans.

Tax Fees. No fees were billed to Provident for professional services rendered by KPMG LLP for tax compliance, tax advice and tax planning during the fiscal years ended December 31, 2015 and 2014, as the Audit Committee currently has a policy that the independent registered public accounting firm shall not perform the preparation and filing of our corporate tax returns, tax compliance and other tax-related services.

All Other Fees. No fees were billed to Provident for other permissible services rendered by KPMG LLP during each of the fiscal years ended December 31, 2015 and 2014.

Pre-Approval Policy. Our Audit Committee has delegated to the Chair of the Audit Committee the authority to pre-approve audit and audit-related services up to a maximum amount of $25,000 between meetings of the Audit Committee, provided the Chair reports any such approvals to the full Audit Committee at its next meeting. The full Audit Committee pre-approves all other services to be performed by the independent registered public accounting firm and the related fees.

The Board of Directors Recommends a Vote “For” The Ratification of KPMG LLP as our Independent Registered Public Accounting Firm.

PROVIDENT FINANCIAL SERVICES, INC. - 2016 Proxy Statement	40

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Submission of Stockholder Proposals

To be eligible for inclusion in the proxy materials for next year’s Annual Meeting of stockholders, any stockholder proposal under SEC Rule 14a-8 to take action at such meeting must be received at our executive office at 239 Washington Street, Jersey City, New Jersey 07302, no later than November 18, 2016. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, as amended.

Advance Notice of Business to be Conducted at an Annual Meeting

Our Bylaws provide an advance notice procedure for certain business, or nominations to our board of directors to be brought before an Annual Meeting of stockholders. For a stockholder to properly bring business before an Annual Meeting, the stockholder must give written notice to the Corporate Secretary of Provident not less than 120 days prior to the date of Provident’s proxy materials for the preceding year’s Annual Meeting, or by no later than November 18, 2016 for next year’s Annual Meeting of stockholders; provided, however, that if the date of the Annual Meeting is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year’s Annual Meeting, notice by the stockholder to be timely must be so delivered not later than the close of business on the tenth day following the day on which public announcement of the date of such Annual Meeting is first made. The notice must include the stockholder’s name, record address, and number of shares owned; describe briefly the proposed business; the reasons for bringing the proposed business before the Annual Meeting; and any material interest of the stockholder in the proposed business.

Other Matters

As of the date of this Proxy Statement, our board of directors knows of no matters that will be presented for consideration at the Annual Meeting other than as described in this document. However, if any other matters shall properly come before the Annual Meeting or any adjournment or postponement thereof and shall be voted upon, the proposed proxy will be deemed to confer authority to the individuals named as authorized therein to vote the shares represented by the proxy in accordance with their best judgment as to any matters that fall within the purposes set forth in the notice of Annual Meeting.

AN ADDITIONAL COPY OF OUR ANNUAL REPORT ON FORM 10-K (WITHOUT EXHIBITS) FOR THE YEAR ENDED DECEMBER 31, 2015, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WILL BE FURNISHED WITHOUT CHARGE TO STOCKHOLDERS UPON WRITTEN REQUEST TO THE CORPORATE SECRETARY, PROVIDENT FINANCIAL SERVICES, INC., 239 WASHINGTON STREET, JERSEY CITY, NEW JERSEY 07302. THE FORM 10-K IS ALSO AVAILABLE FREE OF CHARGE ON THE “INVESTOR RELATIONS” PAGE OF THE PROVIDENT BANK’S WEBSITE AT www.providentnj.com.

THE CHARTERS OF OUR AUDIT, COMPENSATION, GOVERNANCE/ NOMINATING AND RISK COMMITTEES OF THE BOARD OF DIRECTORS, OUR CORPORATE GOVERNANCE PRINCIPLES, CODE OF BUSINESS CONDUCT AND ETHICS AND INDEPENDENCE STANDARDS ARE AVAILABLE ON THE “GOVERNANCE DOCUMENTS” SECTION OF THE “INVESTOR RELATIONS” PAGE OF THE PROVIDENT BANK’S WEBSITE AT www.providentnj.com. COPIES OF EACH WILL BE FURNISHED WITHOUT CHARGE UPON WRITTEN REQUEST TO THE CORPORATE SECRETARY, PROVIDENT FINANCIAL SERVICES, INC., 239 WASHINGTON STREET, JERSEY CITY, NEW JERSEY 07302.

PROVIDENT FINANCIAL SERVICES, INC. - 2016 Proxy Statement	41

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239 Washington Street Jersey City, New Jersey 07302

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PROVIDENT FINANCIAL SERVICES, INC.
P.O. BOX 1001
ISELIN, NJ 08830

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E00540-P74514 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

PROVIDENT FINANCIAL SERVICES, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. The election as directors of all nominees listed below (except as marked to the contrary on the right), each for a three-year term:	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Thomas W. Berry
02) Frank L. Fekete
03) Matthew K. Harding

The Board of Directors recommends you vote FOR proposals 2 and 3:

	For	Against	Abstain
2. The approval (non-binding) of executive compensation.	☐	☐	☐
3. The ratification of the appointment of KPMG LLP as the Company's independent registered public accounting firm for the year ending December 31, 2016.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

Please indicate if you plan to attend this meeting. ☐ Yes ☐ No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by an authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement, Annual Report and Form 10-K are available at www.proxyvote.com.

E00541-P74514

REVOCABLE PROXY
PROVIDENT FINANCIAL SERVICES, INC.
ANNUAL MEETING OF STOCKHOLDERS APRIL 28, 2016
THE BOARD OF DIRECTORS OF PROVIDENT FINANCIAL SERVICES, INC.
SOLICITS THIS PROXY.

The undersigned hereby appoints Laurie L. Brooks, Terence Gallagher, Carlos Hernandez, Christopher Martin, Edward O'Donnell and John Pugliese or any of them, each with full power of substitution, to act as attorneys and proxies for the undersigned, and to vote as designated herein all shares of common stock of Provident Financial Services, Inc. (the "Company") that the undersigned is entitled to vote, only at the 2016 Annual Meeting of Stockholders (the "Annual Meeting"), to be held at the DoubleTree by Hilton Newark Airport Hotel, 128 Frontage Road, Newark, New Jersey, on Thursday, April 28, 2016 at 10:00 a.m., local time, and at any and all adjournments or postponements thereof.

THIS PROXY IS REVOCABLE AND WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY, IF PROPERLY EXECUTED, WILL BE VOTED FOR THE PROPOSALS LISTED HEREIN. IF ANY OTHER BUSINESS IS PROPERLY PRESENTED AT THE ANNUAL MEETING, THIS PROXY WILL BE VOTED AS DIRECTED BY THE PERSONS APPOINTED AS PROXIES HEREIN IN ACCORDANCE WITH THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING.

Should the signer be present and elect to vote at the Annual Meeting or at any adjournment thereof, and after notification to the Secretary of the Company at the Annual Meeting of the stockholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by sending written notice to the Secretary of the Company at the address set forth in the Notice of the 2016 Annual Meeting of Stockholders and Proxy Statement, voting by Internet or telephone, or by the filing of a later dated proxy prior to a vote being taken on a particular proposal at the Annual Meeting.

The person signing this proxy acknowledges receipt from the Company, prior to the execution of this proxy, of a Notice of Annual Meeting and Proxy Statement.

Address Changes/Comments: ______________________________

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side